                                                                 EXHIBIT 2.1



                            ASSET PURCHASE AGREEMENT




                                     AMONG


                            PATTERSON ENERGY, INC.,

                           PATTERSON DRILLING COMPANY

                                      AND

                            WES-TEX DRILLING COMPANY

                               TABLE OF CONTENTS


                                                                            Page
                                                                            ----
ARTICLE I

THE ASSET PURCHASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -1-
       SECTION 1.1  The Asset Purchase  . . . . . . . . . . . . . . . . . .  -1-
       SECTION 1.2  Purchase    . . . . . . . . . . . . . . . . . . . . . .  -2-
       SECTION 1.3  Closing   . . . . . . . . . . . . . . . . . . . . . . .  -2-

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PEC AND PDC . . . . . . . . . . . . . . .  -2-
       SECTION 2.1  Organization, Standing and Power  . . . . . . . . . . .  -2-
       SECTION 2.2  Authority; Non-Contravention  . . . . . . . . . . . . .  -2-
       SECTION 2.3  Capital Structure.  . . . . . . . . . . . . . . . . . .  -3-
       SECTION 2.4  SEC Documents.  . . . . . . . . . . . . . . . . . . . .  -4-
       SECTION 2.5  Environmental Matters.  . . . . . . . . . . . . . . . .  -4-
       SECTION 2.6  Litigation.   . . . . . . . . . . . . . . . . . . . . .  -6-
       SECTION 2.7  Brokers.  . . . . . . . . . . . . . . . . . . . . . . .  -6-

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF WES-TEX . . . . . . . . . . . . . . . . .  -6-
       SECTION 3.1  Organization, Standing and Power.   . . . . . . . . . .  -6-
       SECTION 3.2  Authority; Non-Contravention.   . . . . . . . . . . . .  -6-
       SECTION 3.4  Environmental Matters   . . . . . . . . . . . . . . . .  -8-
       SECTION 3.5  Title.  . . . . . . . . . . . . . . . . . . . . . . . .  -8-
       SECTION 3.6  Labor Matters   . . . . . . . . . . . . . . . . . . . .  -9-
       SECTION 3.7  Drilling Contracts and the Leased Property Lease
              Agreements.   . . . . . . . . . . . . . . . . . . . . . . . .  -9-
       SECTION 3.8  Litigation.   . . . . . . . . . . . . . . . . . . . . .  -9-
       SECTION 3.9  Drilling Rigs, Equipment and Rolling Stock. . . . . . . -10-
       SECTION 3.10 Brokers. . . . . . . . . . . . . . . . . . . . . . . .  -10-
       SECTION 3.11 Required Vote of the Wes-Tex Stockholders. . . . . . .  -10-

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . -10-
       SECTION 4.1  Conduct of Wes-Tex Contract Drilling Operations
              Pending the Asset Purchase    . . . . . . . . . . . . . . . . -10-
       SECTION 4.2  No Solicitation   . . . . . . . . . . . . . . . . . . . -10-

ARTICLE V

ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . -11-
       SECTION 5.1  Fees and Expenses   . . . . . . . . . . . . . . . . . . -11-
       SECTION 5.2  Reasonable Best Efforts   . . . . . . . . . . . . . . . -11-
       SECTION 5.3  PDC Assumption of Drilling Contracts.   . . . . . . . . -11-
       SECTION 5.4  Wes-Tex and M Greathouse Indemnification  . . . . . . . -12-
       SECTION 5.5  PEC and PDC Indemnification.  . . . . . . . . . . . . . -12-
       SECTION 5.6  Public Announcements  . . . . . . . . . . . . . . . . . -12-
       SECTION 5.7  Sales and Transfer Taxes.   . . . . . . . . . . . . . . -12-
       SECTION 5.8  Real Estate and Personal Property Taxes.  . . . . . . . -12-
       SECTION 5.9  Wes-Tex Stockholder Approval.   . . . . . . . . . . . . -13-
       SECTION 5.10  Access to Information  . . . . . . . . . . . . . . . . -13-
       SECTION 5.11  Filing of Registration Statement on Form S-3.  . . . . -14-
       SECTION 5.12  Nasdaq National Market.  . . . . . . . . . . . . . . . -14-
       SECTION 5.13  Escrow Agreement.  . . . . . . . . . . . . . . . . . . -14-

ARTICLE VI

CONDITIONS PRECEDENT TO THE ASSET PURCHASE  . . . . . . . . . . . . . . . . -14-
       SECTION 6.1  Conditions to Each Party's Obligation to Effect the
              Asset Purchase  . . . . . . . . . . . . . . . . . . . . . . . -14-
       SECTION 6.2  Conditions to Obligation of Wes-Tex to Effect the
              Asset Purchase  . . . . . . . . . . . . . . . . . . . . . . . -15-
       SECTION 6.3  Conditions to Obligations of PEC and PDC to Effect the
              Asset Purchase  . . . . . . . . . . . . . . . . . . . . . . . -17-

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . -20-
       SECTION 7.1  Termination.  . . . . . . . . . . . . . . . . . . . . . -20-
       SECTION 7.2  Effect of Termination.  . . . . . . . . . . . . . . . . -20-
       SECTION 7.3  Amendment.  . . . . . . . . . . . . . . . . . . . . . . -21-
       SECTION 7.4  Waiver.   . . . . . . . . . . . . . . . . . . . . . . . -21-

ARTICLE VIII

POST CLOSING COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . -21-
       SECTION 8.1  Access to Information.  . . . . . . . . . . . . . . . . -21-
       SECTION 8.2  Wes-Tex Financial Statements.   . . . . . . . . . . . . -21-


ARTICLE IX

GENERAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . -22-
       SECTION 9.1  Notices   . . . . . . . . . . . . . . . . . . . . . . . -22-
       SECTION 9.2  Interpretation  . . . . . . . . . . . . . . . . . . . . -22-
       SECTION 9.3  Counterparts  . . . . . . . . . . . . . . . . . . . . . -23-
       SECTION 9.4  Entire Agreement; No Third-Party Beneficiaries  . . . . -23-
       SECTION 9.5  Governing Law   . . . . . . . . . . . . . . . . . . . . -23-
       SECTION 9.6  Assignment.   . . . . . . . . . . . . . . . . . . . . . -23-
       SECTION 9.7  Severability  . . . . . . . . . . . . . . . . . . . . . -23-
       SECTION 9.8  Enforcement of This Agreement   . . . . . . . . . . . . -23-





ANNEX 1              Description of Drilling Rigs, Equipment and Rolling Stock
ANNEX 2              Description of Real Property
ANNEX 3              List of Assumed Drilling Contracts and Leased Property
                     Lease Agreements


EXHIBIT A(I)         Non-Competition Agreement - Wes-Tex Drilling Company
EXHIBIT A(II)        Non-Competition Agreement - Myrle Greathouse
EXHIBIT A(III)       Non-Competition Agreement - Charles Ezzell
EXHIBIT A(IV)        Non-Competition Agreement - Danny Mullen
EXHIBIT B            Registration Rights Agreement
EXHIBIT C            Stock Purchase Warrant
EXHIBIT D            Bill of Sale and Assignment
EXHIBIT E            Warranty Deed - Shop and Yard
EXHIBIT F            Form of Investment Representation Letter
EXHIBIT G            Drilling Rig and Crew Lease Agreement

                            ASSET PURCHASE AGREEMENT


              ASSET PURCHASE AGREEMENT, dated as of June 4, 1997 (this "Agreement"), among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC"), wholly-owned by PEC, and WES-TEX DRILLING COMPANY, a privately-held Texas corporation ("Wes-Tex").


                                  WITNESSETH:

              WHEREAS, Wes-Tex owns 21 drilling rigs, related drilling equipment and rolling stock and a mobile home relating to its contract drilling operations (collectively, the "Drilling Rigs, Equipment and Rolling Stock"), and a shop and yard located in Abilene, Texas (collectively, the "Real Property"), and leases of yards in Taylor County, Texas, and in Ozona and San Angelo, Texas (collectively, the "Leased Property"), all as more particularly described on Annex 1, in the case of the Drilling Rigs, Equipment and Rolling Stock, and Annex 2, in the case of the Real Property, and Annex 3, in the case of the Leased Property;

              WHEREAS, PDC desires to purchase, and Wes-Tex desires to sell, all of Wes-Tex's right, title and interest in and to the Drilling Rigs, Equipment and Rolling Stock and in and to the Real Property and the Leased Property (the "Asset Purchase") for the consideration set forth and provided for herein; and

              WHEREAS, PDC, on the one hand, and Wes-Tex, on the other, desire to make certain representations, warranties and agreements in connection with the Asset Purchase and also prescribe various conditions to the Asset Purchase.

              NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:


                                   ARTICLE I

                               THE ASSET PURCHASE


              SECTION 1.1 The Asset Purchase. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.3 below) provided herein, PDC shall purchase from Wes-Tex and Wes-Tex shall sell to PDC, all of Wes-Tex's right, title and interest in and to the Real Property and the Leased Property and in and to the Drilling Rigs, Equipment and Rolling Stock.

              SECTION 1.2 Purchase Consideration. In consideration for all of Wes-Tex's right, title and interest in and to the Drilling Rigs, Equipment and Rolling Stock and in and to the Real Property and the Leased Property, PDC agrees to pay or deliver to Wes-Tex at the Closing: (i) a total of $18,500,000 in cash (the "Cash"), 110,000 shares of common stock of PEC ("PEC Shares"), and a Stock Purchase Warrant ("PEC Warrant") to purchase an additional 200,000 shares of PEC common stock with an exercise price of $32.00 per share, and (ii) 7,800 shares of Wes-Tex's Class B Voting Common Stock ("Wes-Tex Class B Stock") for redemption in accordance with the terms thereof (the Cash, PEC Shares, PEC Warrant and Wes-Tex Class B Stock are collectively referred to herein as the "Purchase Consideration").

              SECTION 1.3 Closing. The closing of the Asset Purchase (the "Closing") shall take place in the offices of Wes-Tex in Abilene, Texas, at 9:00 a.m., local time, on or before June 16, 1997, or at such other time and place as PDC and Wes-Tex shall agree.


                                   ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF PEC AND PDC


              PEC and PDC represents and warrants to Wes-Tex as follows:

              SECTION 2.1 Organization, Standing and Power. Each of PEC and PDC (i) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted, and (ii) is in good standing in each jurisdiction where the character of its business owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate, have a Material Adverse Effect on PEC. "Material Adverse Change" or "Material Adverse Effect" means, when used with respect to PEC, PDC or Wes-Tex, as the case may be, any change or effect that is or, so far as can reasonably be determined, is likely to be materially adverse to the assets, properties, condition (financial or otherwise), business or results of operations of its subsidiaries taken as a whole or the Company, as the case may be.

              SECTION 2.2 Authority; Non-Contravention. Each of PEC and PDC has all requisite power and authority to enter into this Agreement and to consummate the Asset Purchase. The execution and delivery by each of PEC and PDC of this Agreement and the consummation by each of PEC and PDC of the Asset Purchase have been duly authorized by all necessary corporate action on the part of PEC and PDC, as the case may be. This Agreement has been duly executed and delivered by PEC and PDC and (assuming the valid authorization, execution and delivery of this Agreement by Wes-Tex) constitutes a valid and binding obligation of PEC and PDC enforceable against PEC and PDC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not or will not, as the case may be, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of PEC or PDC under, any provision of (i) the Certificate of Incorporation or Bylaws of PEC and of PDC, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to PDC or PEC, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to PEC or any of their respective properties or assets, other than, in the case of clauses (ii) or
(iii), any such conflicts, violations, defaults, rig, losses, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Registration Rights Agreement or the PEC Warrant, materially impair the ability of PEC or PDC to perform its obligations hereunder or under the Registration Rights Agreement or the PEC Warrant or prevent the consummation of any of the transactions contemplated hereby or thereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Agency") is required by or with respect to PEC or PDC in connection with the execution and delivery of this Agreement by PDC or is necessary for the consummation by PEC or PDC of the Asset Purchase, except for
(i) in connection or in compliance, with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) such consents and approvals, orders, registrations, authorizations, declarations and filings as may be required under the "Blue Sky" laws of the State of Texas, (iii) such filings and approvals as may be required under the Improvements Act, and (iv) such other consents, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on either PEC or PDC, materially impair the ability of PEC or PDC to perform its obligations hereunder or prevent the consummation of the transaction contemplated hereby.

              SECTION 2.3 Capital Structure. As of the date hereof, the authorized capital stock of PEC consists of 9,000,000 shares of common stock, par value $0.01 per share ("PEC Common Stock") and 1,000,000 shares of preferred stock, par value $0.01 per share ("PEC Preferred Stock"). At the close of business on the day immediately preceding the date of this Agreement,
(i) 7,081,457 shares of PEC Common Stock were validly issued and outstanding, fully paid and nonassessable and free of preemptive rights, and (ii) no shares of PEC Preferred

Stock are issued and outstanding. The PEC Common Stock is designated as a national market security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. All shares of PEC Common Stock issuable pursuant to the Asset Purchase in accordance with this Agreement and issuable upon exercise of the PEC Warrant, will be, when so issued, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

              SECTION 2.4 SEC Documents. PEC has filed all required documents with the Securities and Exchange Commission ("SEC") since January 1, 1995 (the "PEC/SEC Documents"). As of their respective dates, the PEC/SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the PEC/SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of PEC included in the PEC/SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of PEC and its consolidated subsidiaries, including PDC) as at the dates thereof and the consolidated results of their operations and statements of cash flows for the periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

              SECTION 2.5  Environmental Matters.

              (a) Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on PEC, to the knowledge of the executive officers of PEC:

                     (i) PEC and its subsidiaries, including PDC, hold, and are in compliance with and have been in compliance with for the last three years, all Environmental Permits, and are otherwise in substantial compliance and have been in substantial compliance for the last three years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the date of Closing with compliance by PEC and its subsidiaries, including PDC, with Environmental Laws;

                     (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by PEC or PDC of the transactions contemplated hereby or the operation of the business of PEC or any of its subsidiaries on the date of the Closing;

                     (iii) neither PEC nor any of its subsidiaries, including PDC, has received any Environmental Claim, nor has any Environmental Claim been threatened against PEC or any of its subsidiaries, including PDC;

                     (iv) neither PEC nor any of its subsidiaries, including PDC, has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

                     (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which PEC or any of its subsidiaries would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                     (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of PEC or any of its subsidiaries, including PDC, under any Environmental Laws.

              (b) For purposes of this Agreement, the terms below shall have the following meanings:

                     "Environmental Claim" means any written complaint, notice, claim, demand, action, suit or judicial, administrative or arbitral proceeding by any person to PEC or any of its subsidiaries, including PDC, (or, for purposes of Section 3.3, Wes-Tex) asserting liability or potential liability (including without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or
              (iii) otherwise relating to obligations or liabilities of PEC or any of its subsidiaries, including PDC, (or, for purposes of

              Section 3.3, Wes-Tex) under any Environmental Law.

                     "Environmental Permits" means all permits, licenses,
              registrations, exemptions and other governmental authorizations required under Environmental Laws for PEC or any of its subsidiaries, including PDC, (or, for purposes of Section 3.3, Wes-Tex) to conduct its operations as presently conducted.

                     "Environmental Laws" means all applicable foreign,
              federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to pollution or protection of the environment, to the extent and in the form that such exist at the date hereof.

                     "Hazardous Materials" means all hazardous or toxic
              substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radioactive materials, regulated pursuant to any Environmental Laws.

              SECTION 2.6 Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of PEC, threatened against PEC or any of its subsidiaries, including PDC, at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would impair the ability of PEC or PDC to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which PEC or any of its subsidiaries, including PDC, is subject that would impair the ability of PEC or PDC to perform its obligations hereunder or to consummate the transactions contemplated hereby.

              SECTION 2.7 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of PEC or PDC.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF WES-TEX


              SECTION 3.1 Organization, Standing and Power. Wes-Tex is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas and has the requisite corporate power and authority to carry on its business as now being conducted.

              SECTION 3.2 Authority; Non-Contravention. Wes-Tex has all requisite power and authority to enter into this Agreement and to consummate the Asset Purchase. The execution and delivery of this Agreement by Wes-Tex and the consummation by Wes-Tex of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Wes-Tex. This Agreement has been duly executed and delivered by Wes-Tex and (assuming the valid authorization, execution and delivery of this Agreement by PEC and
PDC) constitutes a valid and binding obligation of Wes-Tex enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement do not, and the consummation of the Asset Purchase and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice of lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charges or encumbrances upon any of the properties or assets of Wes-Tex under, any provision of (i) the Articles of Incorporation or Bylaws of Wes-Tex (true and complete copies of which as of the date hereof have been delivered to PEC), (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Wes-Tex, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Wes-Tex or any of its respective properties or assets, other than, in the case of clauses (ii) or
(iii), any such conflicts, violations, defaults, rights, losses, liens, security interests, charges or encumbrances that individually other than the aggregate, would not have a Material Adverse Effect on Wes-Tex, materially impair the ability of Wes-Tex to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to Wes-Tex in connection with the execution and delivery of this Agreement by Wes-Tex or is necessary for the consummation by Wes-Tex of the Asset Purchase, except for such filings and approvals as may be required under the Improvements Act.

              SECTION 3.3 Capital Structure. The authorized capital stock of Wes-Tex consists of 1,000,000 shares of Class A Voting Common Stock, $1.00 par value per share ("Wes-Tex

Class A Stock"), and 7,800 shares of Class B Voting Common Stock, par value $1.00 per share (referred to herein as "Wes-Tex Class B Stock"), of which (i) 200,000 shares of Wes-Tex Class A Stock are issued and outstanding and owned by Myrle Greathouse, and (ii) 7,800 shares of Wes-Tex Class B Stock are issued and outstanding and owned by the Greathouse Foundation (the "Greathouse Foundation"), a Texas non-profit corporation (4,758 shares), and by Myrle Greathouse, Trustee under Agreement dated June 2, 1997 ("Greathouse Charitable Remainder Trust") (3,042 shares). There are no options, warrants, rights, commitments, agreements, arrangements or undertakings of any kind to which Wes-Tex is a party or by which it is bound obligating Wes-Tex to issue, deliver or sell or cause to be issued, delivered or sold additional shares of Wes-Tex Class B Stock. True and correct copies of the Articles of Incorporation and Bylaws have been furnished to PDC.

              SECTION 3.4  Environmental Matters.

              (a) Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, would not have a Material Adverse Effect on Wes-Tex, to the knowledge of Wes-Tex:

                     (i) Wes-Tex holds, and is in compliance with and has been in compliance with for the last three years, all Environmental Permits, and is otherwise in substantial compliance and has been in substantial compliance for the last three years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Effective Time with compliance by Wes-Tex with Environmental Laws;

                     (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by Wes-Tex of the transactions contemplated hereby or the operation of the business of Wes-Tex on the date of the Closing;

                     (iii) Wes-Tex has not received any Environmental Claim, nor has any Environmental Claim been threatened against Wes-Tex;

                     (iv) Wes-Tex has not entered into, agreed to or is not subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

                     (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which Wes-Tex would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                     (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of Wes-Tex under any Environmental Laws.

              SECTION 3.5 Title. Set forth in Annex 1 and Annex 2 is a description of the Drilling Rigs, Equipment and Rolling Stock and of the Real Property, respectively, which description is accurate and complete in all material respects. Wes-Tex has good and, in the case of the Real Property, indefeasible title to a 100% interest in the Drilling Rigs, Equipment and Rolling Stock and in the Real Property and a valid leasehold interest in the Leased Property, subject, in each case, to no Liens except for (i) Liens for taxes not yet delinquent or the validity of which is being contested in good faith; (ii) any Liens arising by operation of law securing obligations not yet overdue; and (iii) Liens to First National Bank of Abilene (the "Bank"), Abilene, Texas, which Liens will be fully paid by Wes-Tex and such Liens released by the Bank on or prior to Closing. For purposes of this Agreement "Liens" means liens, mortgages, pledges, security interests, encumbrances, claims or charges of any kind.

              SECTION 3.6 Labor Matters. (i) Wes-Tex is not a party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (ii) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of the executive officers of Wes-Tex, threatened, with regard to employees of Wes-Tex; (iii) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of the executive officers of Wes-Tex, threatened against Wes-Tex; (iv) as of the date hereof, no representation question exists, nor to the knowledge of the executive officers of Wes-Tex are there any campaigns being conducted to solicit cards from the employees of Wes-Tex to authorize representation by a labor organization; (v) Wes-Tex is not party to, or is not otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of Wes-Tex; and (vi) Wes-Tex is in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees, except where the failure to be in compliance with each such agreement, contract and policy would not, either singly or in the aggregate, have a Material Adverse Effect on Wes-Tex.

              SECTION 3.7 Drilling Contracts and the Leased Property Lease Agreements. Set forth in Annex 3 is a true and complete list of all Assumed Drilling Contracts (as defined in Section 5.3 hereof) and a true and complete list and description (which description is accurate and complete in all material respects) of all lease agreements (collectively, the "Leased Property Lease Agreements") covering the Leased Property. A complete copy of each of the Assumed Drilling Contracts and Leased Property Lease Agreements has previously been delivered to PEC. Each of the Assumed Drilling Contracts and Leased Property Lease Agreements has been fully performed by Wes-Tex to date, and is in good standing and in full force and effect. Except for the Non-Assumed Drilling Contracts (as defined in Section 5.3 hereof) or as set forth on Annex 3, none of the Real Property, the Drilling Rigs, Equipment and Rolling Stock or the Leased Property is subject to any written or oral contracts and agreements.

              SECTION 3.8 Litigation. There is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of Wes-Tex, threatened against Wes-Tex at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that would impair the ability of Wes-Tex to perform its obligations hereunder or to consummate the transactions contemplated hereby, and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which Wes-Tex is subject that would impair the ability of Wes-Tex to perform its obligations hereunder or to consummate the transactions contemplated hereby.

              SECTION 3.9 Drilling Rigs, Equipment and Rolling Stock. Annex 1 sets forth or incorporates by reference a list of all drilling rigs, equipment and rolling stock relating to the contract drilling operations of Wes-Tex, which list is true, correct and complete in all material respects, all of which drilling rigs, equipment and rolling stock (except the rolling stock expressly excluded as set forth on Annex 1) are included in the Drilling Rigs, Equipment and Rolling Stock.

              SECTION 3.10 Brokers. No broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Wes-Tex.

              SECTION 3.11 Required Vote of the Wes-Tex Stockholders. The affirmative vote of the holders of not less than two-thirds of the outstanding shares of the Wes-Tex Common Stock is required to adopt this Agreement. No other vote of the stockholders of Wes-Tex is required by law, the Articles of Incorporation or Bylaws of Wes-Tex or otherwise to adopt this Agreement and approve the Asset Purchase and other transactions contemplated hereby.


                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS


              SECTION 4.1 Conduct of Wes-Tex Contract Drilling Operations Pending the Asset Purchase. During the period from the date of this Agreement through the date of Closing, Wes-

Tex: (i) shall, in all material respects, carry on its contract drilling operations in the ordinary course and consistent with past practice and, to the extent consistent therewith and with the terms of this Agreement, use all reasonable efforts to keep available the services of its employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing contract drilling operations shall be unimpaired at the date of Closing, (ii) shall not sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of any of the Drilling Rigs, Equipment and Rolling Stock except in the ordinary course of business consistent with past practice, (iii) shall not issue any additional shares of Wes-Tex Class B Stock or any securities convertible into, or grant any rights, warrants or options, to acquire any such shares or convertible securities; or (iv) shall not amend its Articles of Incorporation to create a new class of equity security with a redeemable feature.

              SECTION 4.2 No Solicitation. From and after the date hereof, Wes-Tex will not, and will cause its officers, directors, employees, agents and other representatives not to, directly or indirectly, solicit or initiate any offer for Wes-Tex, or for the contract drilling operations of Wes-Tex, and not to solicit or initiate, directly or indirectly, discussions, negotiations, considerations or inquiries concerning an offer for Wes-Tex, from any person, or engage in discussions or negotiations relating thereto, or provide to any other person any information or data relating to Wes-Tex or the contract drilling operations of Wes-Tex for the purpose of, or have any substantive discussions with any person relating to, or otherwise cooperate with or assist or participate in, or facilitate, any offer or any inquiry or proposal which would reasonably be expected to lead to any effort or attempt by any person to effect an offer, or agree to endorse any such inquiry or offer.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS


              SECTION 5.1 Fees and Expenses. All costs and expenses incurred by PEC or PDC in connection with this Agreement and the transactions contemplated hereby, as well as the costs associated with the Hart-Scott-Rodino filing under the Improvements Act, shall be paid by PEC; such costs and expenses incurred by Wes-Tex, other than costs associated with the Hart-Scott-Rodino filing under the Improvements Act, shall be paid by Wes-Tex.

              SECTION 5.2 Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Asset Purchase and the other transactions contemplated by this Agreement and the prompt satisfaction of the conditions hereto.

              SECTION 5.3 PDC Assumption of Drilling Contracts. Effective as of 7:00 a.m. Snyder, Texas time on the date of Closing ("Effective Time of Assumption"), PDC shall assume all obligations and rights and benefits of Wes-Tex under each of the drilling contracts (collectively, the "Drilling Contracts") relating to the Drilling Rigs, Equipment and Rolling Stock or the Real Property to which Wes-Tex is a party that: (a) relate to a well on which Wes-Tex has not commenced drilling operations at the Effective Time of Assumption; (b) involve the drilling of more than one well (but only as to and to the extent of the obligations and rights and benefits of Wes-Tex associated with wells on which Wes-Tex has not completed or commenced drilling operations at the Effective Time of Assumption); or (c) are described in clause (a) or (b) of this Section 5.3 and are entered into in the ordinary course of business between the date of this Agreement and the Closing and are approved in writing by PDC, all of which (except the Drilling Contracts described in clause (c) of this Section 5.3) are identified on Annex 3 hereto (collectively, the "Assumed Drilling Contracts"). Wes-Tex shall retain (and PDC shall not assume any of) the obligations and rights and benefits of Wes-Tex under any of the Drilling Contracts (or, in the case of Drilling Contracts covering multiple wells, any portion of such Drilling Contracts) not included in the Assumed Drilling Contracts (such Drilling Contracts or portions thereof being collectively referred to herein as the "Non-Assumed Drilling Contracts"). Wes-Tex shall be responsible for completing and fulfilling all of its obligations under the Non-Assumed Drilling Contracts in the ordinary course of business and PDC shall lease, pursuant to the Drilling Rig and Crew Lease Agreement referred to in
Section 6.1(e) hereof, drilling rigs and the related crews to Wes-Tex for use by Wes-Tex in completing the Non-Assumed Drilling Contracts (excluding any portions thereof relating to Drilling Contracts entered into between the date of the Agreement and the Closing that PDC has not approved in writing and assumed and that cover wells on which drilling operations have not commenced at the Effective Time of Assumption.

              SECTION 5.4 Wes-Tex and M Greathouse Indemnification. On and after the date of Closing, Wes-Tex and Myrle Greathouse ("M Greathouse"), the Chairman of the Board of Wes-Tex and the sole holder of the Wes-Tex Class A Stock, shall jointly and severally indemnify and hold PEC and PDC harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees of PEC or PDC), relating to any misrepresentation, breach of any representation or warranty or non-fulfillment of any agreement on the part of Wes-Tex contained in this Agreement. This indemnification provided for in this Section 5.4 shall terminate and be of no further force and effect two years from the Closing Date, except as to any representation or warranty as to which a written notice of claim for indemnification has been given to Wes-Tex and M Greathouse prior to the expiration of such two-year period.

              SECTION 5.5 PEC and PDC Indemnification. On and after the Closing Date, PEC and PDC shall jointly and severally indemnify and hold Wes-Tex harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees of Wes-Tex) relating to (i) any misrepresentation, breach of any misrepresentation or warranty or non-fulfillment of any agreement on the part of PEC or PDC contained in this Agreement, or (ii) relating to any of the Assumed Drilling Contracts and the Leased Property Lease Agreements for events occurring after the Effective Time of Assumption (but, with respect to Assumed Drilling Contracts assumed under clause (b) of Section 5.3 hereof, only as to and to the extent of obligations of Wes-Tex accruing and associated with wells on which Wes-Tex has not completed or commenced drilling operations at the Effective Time of Assumption).

              SECTION 5.6 Public Announcements. Unless otherwise required by law or the rules and regulations of the SEC, neither PDC, PEC nor Wes-Tex shall issue any press release or make any public statement with respect to the Asset Purchase prior to Closing, other than the press release dated May 7, 1997, and the press release dated the date hereof.

              SECTION 5.7 Sales and Transfer Taxes. PDC agrees to pay any and all sales and/or transfer taxes due with respect to the Asset Purchase.

              SECTION 5.8 Real Estate and Personal Property Taxes. Wes-Tex and PDC agree that general real estate and personal property taxes based on the notices of proposed assessment for ad valorem taxes for the year of Closing, rents, water and service charges and any special assessments or other charges on the Real Property and Personal Property shall be prorated between Wes-Tex and PDC to the date of Closing. If such notices of proposed assessment are not available at the time of Closing, the parties hereby agree that the proration of such real estate and personal property taxes, based on such notices of proposed assessment, shall be made promptly upon receipt of such notices. Such prorations shall be final.

              SECTION 5.9 Wes-Tex Stockholder Approval. Wes-Tex shall promptly call a meeting of its stockholders for the purposes of voting upon the Asset Purchase and use its reasonable best efforts to obtain stockholder approval of the Asset Purchase.

              SECTION 5.10  Access to Information.

              (a) Wes-Tex shall afford to PEC, and to PEC's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during the period from the date of this Agreement through the date of Closing to all books, contracts, commitments and records relating to its contract drilling operations and the Drilling Rigs, Equipment, Rolling Stock, Real Property and, during such period, Wes-Tex shall furnish promptly to PEC (i) access to each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state laws and (ii) all other information concerning Wes-Tex, its business, properties and personnel as PEC may reasonably request. Except as required by law, PEC will hold, and will cause its affiliates, associates and representatives to hold, any non-public information in confidence until such time as such information otherwise becomes publicly available and shall use its reasonable best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of Wes-Tex. In the event of termination of this Agreement for any reason, PEC shall promptly return or destroy all non-public documents so obtained from Wes-Tex and any copies made of such documents for PEC. PEC shall not, and shall cause its affiliates, associates and representatives not to, use any non-public information regarding Wes-Tex in any way detrimental to Wes-Tex.

              (b) PEC shall, and shall cause each of its subsidiaries to, afford to Wes-Tex, and to Wes-Tex's accountants, counsel, financial advisers and other representatives, reasonable access and permit them to make such inspections as they may reasonably require during the period from the date of this Agreement through the date of Closing to all their respective properties, books, contracts, commitments and records and, during such period, PEC shall, and shall cause each of its subsidiaries to, furnish promptly to Wes-Tex all other information concerning PEC, its business, properties and personnel as Wes-Tex may reasonably request. Except as required by law, Wes-Tex will hold, and will cause its affiliates, associates and representatives to hold, any non-public information in confidence until such time as such information otherwise becomes publicly available and shall use its reasonable best efforts to ensure that such affiliates, associates and representatives do not disclose such information to others without the prior written consent of PEC. In the event of termination of this Agreement for any reason, Wes-Tex shall promptly return or destroy all non-public documents so obtained from PEC and any copies made of such documents for Wes-Tex. Wes-Tex shall not, and shall cause its affiliates, associates and representatives not to, use any non-public information regarding PEC in any way detrimental to PEC.

              (c) No investigation pursuant to this Section 5.10 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

              SECTION 5.11 Filing of Registration Statement on Form S-3. PEC agrees to file a Registration Statement on Form S-3 with the SEC on the date of Closing covering the distribution of the PEC Shares and further agrees to use its best efforts to cause such Registration Statement to become effective with the SEC, all as more fully provided in the Registration Rights Agreement attached hereto as Exhibit B.

              SECTION 5.12 Nasdaq National Market. PEC shall use its reasonable best efforts to list on the Nasdaq National Market, upon official notice of issuance, the shares of PEC Common Stock to be issued in connection with the Asset Purchase and pursuant to the PEC Warrant.

              SECTION 5.13 Escrow Agreement. Simultaneously with the execution of this Agreement, PEC, Wes-Tex and the Bank have entered into an Escrow Agreement pursuant to which PEC has deposited cash in the amount of $19,000,000.

                                   ARTICLE VI

                   CONDITIONS PRECEDENT TO THE ASSET PURCHASE


              SECTION 6.1 Conditions to Each Party's Obligation to Effect the Asset Purchase. The respective obligations of each party to effect the Asset Purchase shall be subject to the fulfillment or waiver (where permissible) at or prior to the date of Closing of each of the following conditions:

              (a) Nasdaq National Market Listing. The 283,000 shares of PEC Shares issuable on the Closing Date pursuant to this agreement and the Agreement referred to in Section 6.1(f) hereof and the 200,000 Shares of PEC Common Stock issuable upon exercise of the PEC Warrant shall have been authorized for listing on the Nasdaq National Market upon official notice of issuance.

              (b) No Order. No Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of prohibiting the Asset Purchase or any of the other transactions contemplated hereby; provided that, in the case of any such decree, injunction or other order, each of the parties shall have used reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any decree, injunction or other order that may be entered.

              (c) Consents. Wes-Tex shall have received written consents of the other party or parties to each of the Assumed Drilling Contracts and the Leased Property Lease Agreements for the assumption thereof by PDC pursuant to the provisions of Section 5.3 of this Agreement and delivered copies thereof to PDC.

              (d) Non-Competition Agreements. A Non-Competition Agreement in the respective forms attached hereto as Exhibits A(I), A(II), A(III) and A(IV) shall have been executed and delivered by PEC, PDC, Wes-Tex, M Greathouse, Charles Ezzell ("C Ezzell") and Danny Mullen ("D Mullen"), as the case may be.

              (e) Drilling Rig and Crew Lease Agreement. A Drilling Rig and Crew Lease Agreement in the form attached hereto as Exhibit G shall have been executed and delivered by PDC and Wes-Tex.

              (f) Purchase of Wes-Tex Class B Stock. PDC shall have purchased all of the outstanding shares of Wes-Tex Class B Stock pursuant to the terms of the Agreement dated of even date herewith between the Greathouse Foundation, the Greathouse Charitable Remainder

Trust and PDC.

              (g) Improvements Act Waiting Period. The applicable waiting period under the Improvements Act shall have expired or been terminated.

              SECTION 6.2 Conditions to Obligation of Wes-Tex to Effect the Asset Purchase. The obligation of Wes-Tex to effect the Asset Purchase shall be subject to the fulfillment at or prior to the Closing of the following additional conditions; provided that Wes-Tex may waive any of such conditions in its sole discretion:

              (a) Performance of Obligations; Representations and Warranties. PEC and PDC shall have performed in all material respects each of their agreements contained in this Agreement required to be performed on or prior to the Closing, each of the representations and warranties of PEC and PDC contained in this Agreement shall be true and correct on and as of the date of Closing as if made on and as of such date.

              (b) Officers' Certificate. PEC and PDC shall have furnished to Wes-Tex a certificate, dated the Closing, signed by the respective appropriate officers of PEC and PDC, certifying to the effect that to the best of the knowledge and belief of each of them, the conditions set forth in
Section 6.1 and Section 6.2(a) have been satisfied in full.

              (c) Opinion of Baker & Hostetler LLP. Wes-Tex shall have received an opinion from Baker & Hostetler LLP, counsel to PEC and PDC, dated the date of Closing, substantially to the effect that:

                     (i) The incorporation, existence and good standing of PEC and PDC are as stated in this Agreement; the authorized shares of PEC and PDC are as stated in this Agreement; all outstanding shares of PEC Common Stock are duly and validly authorized and issued, fully paid and nonassessable and have not been issued in violation of any preemptive right of any stockholders.

                     (ii) Each of PEC and PDC has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by PEC or PDC, as the case may be, and (assuming due and valid authorization, execution and delivery by Wes-Tex) constitutes the legal, valid and binding agreement of PEC or PDC, enforceable against PEC and PDC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                     (iii) PEC has full corporate power and authority to execute, deliver and perform each of the Non-Competition Agreements, Registration Rights Agreement, PEC Warrant and Drilling Rig and Crew Lease Agreement and each of such Non- Competition Agreements and the Registration Rights Agreement, Drilling Rig and Crew Lease Agreement and the PEC Warrant has been duly authorized, executed and delivered by PEC and (assuming due and valid execution and delivery by the other party to such Non-Competition Agreements, the Registration Rights Agreement and the Drilling Rig and Crew Lease Agreement) each constitutes the legal, valid and binding agreement of PEC, enforceable against PEC in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                     (iv) The execution and performance by PEC and PDC of this Agreement, the various Non-Competition Agreements, the Registration Rights Agreement, the Drilling Rig and Crew Lease Agreement and the PEC Warrant will not violate the Certificates of Incorporation or Bylaws of PEC or PDC, respectively, and, to the knowledge of such counsel, will not violate, result in a breach of or constitute a default under any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree to which PEC or PDC is a party or by which they or any of their properties or assets may be bound.

                     (v) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of PEC and PDC for the consummation of the transactions contemplated by this Agreement.


                     (vi) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting PEC or PDC by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                     (viii) The shares of PEC Common Stock to be issued pursuant to this Agreement, and any shares of PEC Common Stock issuable upon exercise of the PEC Warrant will be, when so issued, duly authorized, validly issued and outstanding, fully paid and nonassessable.

                     (ix) The 283,000 PEC Shares and the 200,000 shares of PEC Common Stock issuable upon exercise of the PEC Warrant have been authorized for listing on the Nasdaq National Market subject to official notice of issuance.

In rendering such opinion, counsel for PEC may rely as to matters of fact upon the representations of officers of PEC or PDC contained in any certificate delivered to such counsel and certificates of public officials. Such opinion shall be limited to the General Corporation Law of the State of Delaware and the laws of the United States of America and the State of Texas.

              (d) Registration Statement on Form S-3. PEC shall have filed a Registration Statement on Form S-3 with the SEC relating to the PEC Shares.

              (e) Registration Rights Agreement. PEC shall have executed and delivered the Registration Rights Agreement in the form attached hereto as Exhibit B.

              (f) PEC Warrant. PEC shall have executed and delivered the Stock Purchase Warrant (the "PEC Warrant") to Wes-Tex in the form attached hereto as Exhibits C.

              (g) Delivery of Purchase Consideration. PEC and PDC shall have made delivery of the Purchase Consideration as provided in Section 1.2 of this Agreement.

              (h) Payment of Non-Competition Compensation. The compensation required to be paid by PEC and PDC to each of M Greathouse, C Ezzell and D Mullen pursuant to Section 2 of the respective Non-Competition Agreements shall have been paid.

              SECTION 6.3 Conditions to Obligations of PEC and PDC to Effect the Asset Purchase. The obligations of PEC and PDC to effect the Asset Purchase shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, provided that PEC may waive any such conditions in its sole discretion:

              (a) Performance of Obligations; Representations and Warranties. Wes-Tex shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Closing and each of the respective representations and warranties of Wes-Tex contained in this Agreement shall be true and correct on and as of the Closing as if made on and as of such date.

              (b) Officers' Certificate. Wes-Tex shall have furnished to PEC a certificate, dated the Closing, certifying to the effect that to the best of the knowledge and belief of Wes-Tex, the conditions set forth in Section 6.1 and Section 6.3(a) have been satisfied.

              (c) Opinion of Whitten & Young, P.C. PEC shall have received an opinion of counsel from Whitten & Young, P.C., counsel to Wes-Tex, dated the Closing, substantially to the effect that:

                     (i) The incorporation, existence and good standing of Wes-Tex are as stated in this Agreement.

                     (ii) Wes-Tex has full corporate power and authority to execute, deliver and perform this Agreement, the Non-Competition Agreement and the Drilling Rig and Crew Lease Agreement, and each of this Agreement, the Non-Competition Agreement and the Drilling Rig and Crew Lease Agreement has been duly authorized, executed and delivered by Wes-Tex, and (assuming the due and valid authorization, execution and delivery by PEC and PDC) constitutes the legal, valid and binding agreement of Wes-Tex enforceable against Wes-Tex in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                     (iii) The execution and performance by Wes-Tex of this Agreement, the Non-Competition Agreement and the Drilling Rig and Crew Lease Agreement will not violate the Articles of Incorporation or Bylaws of Wes-Tex and will not violate, result in a breach of, or constitute a default under, any material lease, mortgage, contract, agreement, instrument, law, rule, regulation, judgment, order or decree known to such counsel to which Wes-Tex is a party or to which it or any of its properties or assets may be bound.

                     (iv) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained is required on behalf of Wes-Tex for consummation of the transactions contemplated by this Agreement.

                     (v) To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against or affecting Wes-Tex by any Governmental Entity which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

                     (vi) Each Non-Competition Agreement between PEC, PDC and each of Wes-Tex, M Greathouse, C Ezzell and D Mullen constitutes the legal, valid and binding agreement of it/him enforceable against it/him in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

In rendering such opinion, counsel for Wes-Tex may rely as to matters of fact upon the representations of officers of Wes-Tex contained in any certificate delivered to such counsel and certificates of public officials.

              Such opinion shall be limited to the laws of the United States of America and the State of Texas.

              (d) Bill of Sale and Assignment. Wes-Tex shall have executed and delivered the Bill of Sale and Assignment, in the form attached hereto as Exhibit D, covering the Drilling Rigs, Equipment and Rolling Stock set forth on Annex 1 and the Assumed Drilling Contracts and Leased Property Lease Agreements set forth on Annex 3.

              (e) Warranty Deed. Wes-Tex shall have executed and delivered the Warranty Deed covering the Real Property in the form attached hereto as Exhibit E (or such other form as may be required in the State of Texas for a general warranty deed) relating to the shop and yard located in Abilene, Texas.


              (f) Title Insurance. PDC shall have obtained title commitments for title insurance on the Real Property, the cost of which shall be paid by PDC.

              (g) Titles. Wes-Tex shall have endorsed and delivered the title certificates to the Rolling Stock described in Annex 1.

              (h) Investment Representation Letter. Wes-Tex shall have executed and delivered an investment representation letter substantially in the form attached hereto as Exhibit F.

              (i) Phase I Environmental Report. PDC shall have received a Phase I Environmental Report (at its expense) with conclusions satisfactory to PDC.


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER


              SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the date of Closing, whether before or after any approval by the stockholders of Wes-Tex:

              (a)    by mutual written consent of PEC and Wes-Tex;

              (b) by PEC if Wes-Tex shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by Wes-Tex prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by Wes-Tex of notice of such failure to comply.

              (c) by Wes-Tex if PEC or PDC shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by PEC or PDC prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by PEC or PDC of notice of such failure to comply.

              (d) by either PEC or Wes-Tex if (i) the Asset Purchase has not been effected on or prior to the close of business on July 21, 1997; provided, however, that the right to terminate this Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Asset Purchase to have occurred on or prior to the aforesaid date, or (ii) any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

              (e) by either PEC or Wes-Tex if there has been (i) a material breach by the other of any representation or warranty that is not qualified as to materiality or (ii) a breach by the other of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five business days following receipt by the breaching party of notice of the breach;

              SECTION 7.2 Effect of Termination. In the event of termination of this Agreement by either PEC or Wes-Tex, as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability hereunder on the part of Wes-Tex, PEC or PDC or their respective officers or directors; provided, however, that nothing contained in this Section 7.2 shall relieve any party hereto from any liability for any breach of this Agreement.

              SECTION 7.3 Amendment. This Agreement may be amended by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.

              SECTION 7.4 Waiver. At any time prior to the date of Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                             POST CLOSING COVENANTS


              SECTION 8.1  Access to Information.  Wes-Tex agrees that it will
(i) maintain the pre-closing financial records of Wes-Tex relating to its contract drilling operations in the offices of Wes-Tex in Abilene, Texas for a period of up to three years following the date of Closing, and (ii) permit PEC and its respective financial and tax advisors access to such records during Wes-Tex's normal business hours on two-day's prior written notice to Wes-Tex, as set forth in Section 9.1 hereof.

              SECTION 8.2 Wes-Tex Financial Statements. Wes-Tex and Davis, Kinard & Company ("DK&C") shall provide the following Wes-Tex financial statements, at the expense of Wes-Tex, to PEC on or before the expiration of 30 days from the date of Closing: (a) audited balance sheets as of December 31, 1995 and 1996, and unaudited balance sheet as of March 31, 1997; and (b) audited statements of income and statements of cash flows as of and for each of the years ended December 31, 1994, 1995 and 1996, and unaudited statements of income and statements of cash flows as of and for each of the three months ended March 31, 1996 and 1997 (the financial statements referenced in (a) and (b) herein are collectively referred to as the "Financial Statements"). Wes-Tex understands and agrees that (i) the Financial Statements will have been prepared in accordance with generally accepted accounting principles, (ii) the Financial Statements or portions thereof will be included in PEC's filings with the SEC, and (iii) it will make its representatives and representatives of DK&C available to PEC and its financial advisors during normal business hours to answer inquiries of PEC with respect to the Financial Statements.


                                   ARTICLE IX

                               GENERAL PROVISIONS


              SECTION 9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

              (a)    if to PEC or PDC, to:

                            Patterson Energy, Inc.
                            4510 Lamesa Highway
                            P.O. Drawer 1416
                            Snyder, Texas   79550
                            Attention:     A. Glenn Patterson
                                           President and Chief Operating Officer

                     with copies to:

                            Thomas H. Maxfield, Esq.
                            Baker & Hostetler LLP
                            303 East 17th Avenue, Suite 1100
                            Denver, Colorado   80203-1264

              (b)    if to Wes-Tex, to:

                            Myrle Greathouse, Chairman of the Board
                            Charles Ezzell, President
                            Wes-Tex Drilling Company
                            400 Pine Street
                            Abilene, Texas  79601

                     with copies to:

                            Charles Self, Esq.
                            Whitten & Young, P.C.
                            Attorneys at Law
                            P.O. Box 208
                            Abilene, Texas   79604


              SECTION 9.2 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof," "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

              SECTION 9.3 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

              SECTION 9.4  Entire Agreement; No Third-Party Beneficiaries.
This Agreement, including the documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties any rights or remedies hereunder; provided, however, that legal counsel for the parties hereto may rely upon the representations and warranties contained herein and in the certificates delivered pursuant to Sections 6.2(b) and 6.3(b).

              SECTION 9.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

              SECTION 9.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

              SECTION 9.7 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

              SECTION 9.8 Enforcement of This Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

              IN WITNESS WHEREOF, PEC, PDC and Wes-Tex have executed this Agreement as of the date first written above.



                                   PEC:

                                   PATTERSON ENERGY, INC.


                                   By:
                                      ------------------------------------------
                                      Cloyce A. Talbott
                                      Chairman and Chief Executive Officer
Attest:


-------------------------------
James C. Brown, Secretary

                                   PDC:

                                   PATTERSON DRILLING COMPANY


                                   By:
                                      ------------------------------------------
                                      A. Glenn Patterson
                                      President and Chief Operating Officer
Attest:


-------------------------------
James C. Brown, Secretary






                    [Signatures continued on following page]

                                           WES-TEX:

                                           WES-TEX DRILLING COMPANY


                                           By:
                                              ---------------------------------
                                              Myrle Greathouse
                                              Chairman of the Board
Attest:


-----------------------------------
Helen Little, , Secretary





       TO INDUCE PATTERSON ENERGY, INC. AND PATTERSON DRILLING COMPANY TO ENTER INTO THIS ASSET PURCHASE AGREEMENT AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, THE UNDERSIGNED, BEING AN OFFICER, DIRECTOR AND STOCKHOLDER OF WES-TEX DRILLING COMPANY, HEREBY ACCEPTS AND AGREES TO BE BOUND BY THE INDEMNIFICATION PROVISIONS OF SECTION 5.4 OF THE ABOVE ASSET PURCHASE AGREEMENT.






                                           -------------------------------------
                                           Myrle Greathouse

                                    ANNEX 1
                                       TO
                            ASSET PURCHASE AGREEMENT


            DESCRIPTION OF DRILLING RIGS, EQUIPMENT AND ROLLING STOCK PER
                               WHEREAS CLAUSE



A.     Drilling Rigs and Equipment.

       Rig No.                     Drawworks Manufacturer
       -------                     ----------------------
       Rig 1                       National 50
       Rig 2                       National 50
       Rig 3                       National 50
       Rig 4                       National 50
       Rig 5                       National 50
       Rig 6                       Bethlehem S-60
       Rig 7                       Brewster N-4
       Rig 8                       Bethlehem S-55
       Rig 9                       National 50
       Rig 10                      Brewster N-4
       Rig 11                      Bethlehem S-55
       Rig 12                      Brewster N-4
       Rig 14                      Skytop Brewster N75A
       Rig 15                      Brewster N-4
       Rig 16                      Brewster N-4
       Rig 17                      B D W 800
       Rig 18                      National 50
       Rig 19                      Brewster N-4
       Rig 20                      National 50
       Rig 21                      Skytop Brewster N75A
       Rig 22                      Bethlehem S-55


       All related yard equipment, including engines, mud pumps, derricks and substructives, rotary tables, forklift, sand blaster, drill bits and all tubular goods on the rigs and in the yard.

       NOTE: For more specific information concerning the rigs and related equipment, see





                                     AX 1-1

       Appendix I, to Bill of Sale and Assignment attached to this Agreement as Exhibit D.

B.     Rolling Stock.

       All rolling stock owned by Wes-Tex at the Effective Time of Assumption related to its contract drilling business (except a 1993 Cadillac driven by Myrle Greathouse, a 1995 Cadillac driven by Charles Ezzell, a 1995 Chevrolet Tahoe driven by Danny Mullen, a 1994 Suburban driven by David Morris and a yellow Cadillac presently kept at the airport in Midland, Texas).

       NOTE: For more specific information concerning the rolling stock, see Appendix I, to Bill of Sale and Assignment attached to this Agreement as Exhibit D





                                     AX 1-2

                                    ANNEX 2
                                       TO
                            ASSET PURCHASE AGREEMENT


                          DESCRIPTION OF REAL PROPERTY
                               PER WHEREAS CLAUSE



              1. Shop and yard owned by Wes-Tex at Highway 277 North, Abilene, Jones County, Texas.





              NOTE: The Real Property is more particularly described on the Warranty Deed attached to this Agreement as Exhibit E.





                                     AX 2-1

                                    ANNEX 3
                                       TO
                            ASSET PURCHASE AGREEMENT


                     LIST OF ASSUMED DRILLING CONTRACTS AND
                        LEASED PROPERTY LEASE AGREEMENTS
                                PER SECTION 3.7



A. Assumed Drilling Contracts. (Note: If drilling operations on the following drilling contracts are completed or drilling operations have commenced on all wells covered by the drilling contract at the Effective Time of Assumption, the drilling contract will not be assumed. The column for wells included in the Assumed Drilling Contracts will be completed at the Closing.)

                                                                                    Wells Included
                                                                                      in Assumed
                 Operator                         County             Type         Drilling Contracts
                 --------                         ------             ----         ------------------
 1.Presently Drilling:
   ------------------
 Union Pacific Resources                    Crockett             DW Multi-
                                                                 well

 Union Pacific Resources                    Crockett/Terrell     DW Multi-
                                                                 well

 Louis Dreyfus Natural Gas Co.              Sutton               FTG Multi-
                                                                 well
 Louis Dreyfus Natural Gas Co.              Sutton               DW Multi-
                                                                 well

 Santa Fe Energy Resources, Inc.            Glasscock            FTG 4 well

 BC Operating, Inc.                         Dawson               FTG

 ARCO Permian                               Val Verde            DW Multi-
                                                                 well

 Chevron Production Co.                     Terrell              DW Multi-
                                                                 well

 Pennzoil Exploration & Production          Crane                FTG
 Company

 Devon Energy Corporation                   Ward                 FTG Multi-
                                                                 well

 Lakewood Operating                         Howard               TK 3 well





                                     AX 3-1

                                                                              Wells Included
                                                                                 in Assumed
                 Operator                    County             Type         Drilling Contracts
                 --------                    ------             ----         ------------------
    IP Petroleum Co., Inc.                 Winkler              DW Multi-
                                                                well
    Midland Resources                      Reagan               DW

    J. Cleo Thompson                       Terrell/Crockett/    DW Multi-
                                           Schleicher           well

    Fina Oil & Gas                         Pecos                DW Multi-
                                                                well
 2. Contracts Pending:


    Senneca Resources, Inc.                Gaines               FTG

    Patrick Exploration Company            Howard               FTG

    Goodrich Petr. Co. of Louisiana        Dawson               FTG

    Harrison Interests                     Crockett             DW

    Enron Oil & Gas Company                Val Verde/           DW Multi-
                                           Crockett             well

    Enron Oil & Gas Company -              Val Verde/           DW Multi-
    Baggett                                Crockett             well

    J. Cleo Thompson                       Upton                FTG Multi-
                                                                well

    J. Cleo Thompson                       Reagan               FTG

    Hamman Oil & Refining Company          Sterling             FTG 2 Well

    Sharp Image Energy                     Howard               FTG

    Cockrell Production Co., Inc.          Sutton               FTG

    Medallion Oil & Gas Co.                Pecos                FTG Multi-
                                                                well

    Spirit Energy 76 (Unocal)              Crockett/Val Verde   DW 7 Well

    Cross Timbers Operating Company        Crockett             FTG 4 Well

    Texland Petroleum                      Gaines/Andrews       FTG 7 Well

    Texaco                                 Crockett             FTG 2 Well

    Louis Dreyfus Natural Gas              Howard               DW 4 Well

    Midland Resources                      Reagan               FTG 2 Well





                                     AX 3-2

3. Drilling Contracts entered into between the date of this Agreement and the Closing with the approval in writing of PDC in accordance with clause (c) of Section 5.3 of the Agreement.

---------------

(1)    This Drilling Contract is being assumed in full.


B.     Leased Property Lease Agreements.


                                     DESCRIPTION                            EXPIRATION        RENT/DUE DATE
                                     -----------                            ----------        -------------
         1      Contract, dated November 1, 1993, between                 March 31, 1999    $2,554.98/year,
                Linda McGaha Wood and Wes-Tex granting the right to                         due April 1 of
                erect, maintain, use, repair and remove a 500-foot                          each year
                communication tower on property in Taylor County,
                Texas

         2      Surface Lease, dated as of August 1, 1995, between         July 31, 2001    $450/month, due
                Charles E. Davidson, III, D/B/A Taylor Box Land                             1st day of each
                Company and Wes-Tex, as amended and extended by                             month
                Amendment and Extension dated as of August 31, 1996,
                covering the lease of a 3.28 acre tract of land in
                Ozona, Crockett County, Texas

         3      Lease Agreement, dated July 15, 1996, between Koleta       July 14, 1998    $600/month, due
                Keyes Disch, as independent executor of Estate of                           15th day of each
                Ben L. Keyes, Deceased, covering a 3.00 acre tract of                       month
                land in Tom Green County, Texas located at
                6577 S. Highway 277, San Angelo, Texas

C.     Oral Agreement.

       An employee of Wes-Tex presently lives in the mobile home located on the Real Property pursuant to an oral month-to-month lease that is terminable at any time without liability or cost.





                                     AX 3-3

                                                                    EXHIBIT A(I)


                             PATTERSON ENERGY, INC.
                                      AND
                           PATTERSON DRILLING COMPANY

                           NON-COMPETITION AGREEMENT


              THIS NON-COMPETITION AGREEMENT is made and entered into this _____ day of June, 1997 (this "Agreement"), between and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC") wholly owned by PEC, and WES-TEX DRILLING COMPANY, a Texas corporation ("Wes-Tex").


                                   RECITALS:

              A. Simultaneously with the execution of this Agreement, PDC has consummated the transactions contemplated by that certain Asset Purchase Agreement, dated June 4, 1997 (the "Asset Purchase Agreement"), among PEC, PDC and Wes-Tex providing for, among other things, the purchase by PDC of the drilling rigs, related equipment, rolling stock, and a shop and yard owned by Wes-Tex.

              B. The execution and delivery of this Agreement is a condition to the consummation of the Asset Purchase contemplated by the Asset Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

              NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

              1.     Period of Agreement.

              The period of this Agreement shall commence on the date hereof and remain in effect through the first to occur of (i) June ___, 2002, or (ii) a Change in Control of PEC or PDC. For purposes of this Agreement, "Change in Control" shall be deemed to have occurred, if (i) a tender offer shall be made and consummated for the ownership of more than fifty percent of the outstanding voting securities of PEC, or (ii) there is a merger, consolidation or other reorganization of PEC or PDC with another entity and, as a result of such merger, consolidation or other reorganization, less than fifty percent of the outstanding voting securities of the surviving or resulting entity shall be owned by the former stockholders of PEC as the same shall have existed immediately prior to such





                                   EX A(I)-1
merger, consolidation or other reorganization.


              2.     Covenant Not to Compete.

              (a) Wes-Tex covenants and agrees that during the Non-Compete Period, Wes-Tex shall not, without the prior written consent of PEC and PDC, directly or indirectly, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in the business of contract drilling oil and gas wells within District 1, 7B, 7C, 8, 8A, 9, or 10 of Texas as defined by the Texas Railroad Commission on the date of this Agreement or within Chaves, Eddy, Lea, or Roosevelt County, New Mexico (the "Competitive Business"); provided, however, that Wes-Tex may: (i) invest and/or engage in any business that routinely provides third-party services (as such term is commonly used in the contract oil and gas well drilling business) to a Competitive Business, but is not engaged in the actual conduct of a Competitive Business; or (ii) invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the Competitive Business) if: (A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PEC or PDC or any affiliate of PEC or PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which Wes-Tex is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which Wes-Tex is in breach of the terms of this section.

              (b) It is understood by and between the parties hereto that the foregoing covenant by Wes-Tex not to enter into competition with PEC or PDC as set forth in Section 2(a) hereof is an essential element of this Agreement and the Asset Purchase Agreement and that, but for the agreement of Wes-Tex to comply with such covenant, neither PEC nor PDC would have agreed to enter into this Agreement or the Asset Purchase Agreement. PEC and PDC on the one hand, and Wes-Tex on the other hand, have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PEC and PDC and their respective affiliates. Wes-Tex on the other hand agrees that such covenant is reasonable in scope, geographic area, and duration, and that compliance with such covenant would not impose economic hardship on Wes-Tex.





                                   EX A(I)-2

              3.     Restrictions on Soliciting Business of PEC and PDC.

              Wes-Tex further covenants and agrees that during the Non-Compete Period, Wes-Tex will not, either for itself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PEC and PDC:

              (a) Solicit or hire any of the employees of PEC or PDC or solicit or take away any of PEC's or PDC's customers, lessors, or suppliers or attempt any of the foregoing:

              (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in Section 2 hereof; or

              (c) Engage in any act which would interfere with or harm any business relationship PEC or PDC has with any customer, lessor, employee, principal or supplier.

              4.     Specific Performance.

              Without intending to limit the remedies available to PEC or PDC, Wes-Tex acknowledges that PEC or PDC will have no adequate remedies at law if Wes-Tex violates the terms of Section 2 or 3, hereof. In such event, Wes-Tex agrees that PEC or PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PEC or PDC from pursuing any other remedies available to PEC or PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from Wes-Tex.

              The provisions of this Section 4 shall survive the expiration, termination or cancellation of this Agreement.

              5.     Attorneys Fees and Costs.

              If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.

              6.     Representations and Warranties of PEC, PDC and Wes-Tex.

              (a) Representations and Warranties of PEC and PDC. PEC and PDC hereby joint and severally represent and warrant to Wes-Tex that: (i) it has all requisite power to enter into





                                   EX A(I)-3
and perform their obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PEC and PDC; (iii) the execution of this Agreement by PEC and PDC and performance of their obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PEC and PDC.

              (b) Representations and Warranties of Wes-Tex. Wes-Tex hereby represents and warrants to PEC and PDC that: (i) Wes-Tex has the capacity and power to enter into and perform obligations of Wes-Tex under this Agreement;
(ii) Wes-Tex has duly and validly executed this Agreement; (iii) the execution of this Agreement and performance of obligations of Wes-Tex hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of Wes-Tex.

              7.     General Provisions.

              (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

              (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

              (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be an appropriate federal or state court in Texas having jurisdiction, agree that venue will be proper in such courts, and waive any objections based on inconvenience of the forum, and further agree that the prevailing party in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.

              (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.

              (e) Assignability. This Agreement will be binding upon the parties' respective





                                   EX A(I)-4
successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PEC or PDC may assign this Agreement to a subsidiary or affiliate without the prior written consent of Wes-Tex.

              (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

              (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

              (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

              (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.

              To PEC:       Patterson Energy, Inc.
                            4510 Lamesa Highway
                            P.O. Drawer 1410
                            Snyder, Texas   79550
                            Facsimile:  (915) 573-0281
                            Attention:     Cloyce A. Talbott
                                           Chairman and Chief Executive Officer

              To PDC:       Patterson Drilling Company
                            4510 Lamesa Highway
                            P.O. Drawer 1410
                            Snyder, Texas   79550
                            Facsimile:  (915) 573-0281
                            Attention:     A. Glenn Patterson





                                   EX A(I)-5

                                           President and Chief Operating Officer

              To Wes-Tex:       Wes-Tex Drilling Company
                                400 Pine Street
                                P.O. Box 3759
                                Abilene, Texas   79604
                                Attention:     Myrle Greathouse
                                               Chairman of the Board



              (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.





                                   EX A(I)-6

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.



                                       "PEC"

                                       PATTERSON ENERGY, INC.


                                       By:
                                          --------------------------------------
                                           Cloyce A. Talbott
                                           Chairman and Chief Executive Officer

                                       "PDC"

                                       PATTERSON DRILLING COMPANY


                                       By:
                                          --------------------------------------
                                           A. Glenn Patterson
                                           President and Chief Operating Officer

                                       "WES-TEX"

                                       WES-TEX DRILLING COMPANY


                                       By:
                                          --------------------------------------
                                           Myrle Greathouse
                                           Chairman of the Board






                                   EX A(I)-7

                                                                   EXHIBIT A(II)

                             PATTERSON ENERGY, INC.
                                      AND
                           PATTERSON DRILLING COMPANY

                           NON-COMPETITION AGREEMENT



              THIS NON-COMPETITION AGREEMENT is made and entered into this _____ day of June, 1997 (this "Agreement"), between and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC") wholly owned by PEC, and MYRLE GREATHOUSE, an individual residing in Abilene, Texas ("M Greathouse").

                                   RECITALS:

              A. Simultaneously with the execution of this Agreement, PDC has consummated the transactions contemplated by that certain Asset Purchase Agreement, dated June 4, 1997 (the "Asset Purchase Agreement"), among PEC, PDC and WES-TEX DRILLING COMPANY ("Wes-Tex"), providing for, among other things, the purchase by PDC of the drilling rigs, related equipment, rolling stock and a shop and yard owned by Wes-Tex.

              B. M Greathouse is an officer, a director and a stockholder of Wes-Tex.

              C. The execution and delivery of this Agreement is a condition to the consummation of the Asset Purchase contemplated by the Asset Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

              NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

              1.     Period of Agreement.

              The period of this Agreement shall commence on the date hereof and remain in effect through the first to occur of (i) June ___, 2002, or (ii) a Change in Control of PEC or PDC unless sooner terminated as the result of the death of M Greathouse (the "Non-Compete Period"). For purposes of this Agreement, "Change in Control" shall be deemed to have occurred, if (i) a tender offer shall be made and consummated for the ownership of more than fifty percent of the outstanding voting securities of PEC, or (ii) there is a merger, consolidation or other reorganization of PEC or PDC with another entity and as a result of such merger, consolidation or other reorganization, less





                                   EX A(II)-1
than fifty percent of the outstanding voting securities of the surviving or resulting entity shall be owned by the former stockholders of PEC as the same shall have existed immediately prior to such merger, consolidation or other reorganization.

              2.     Compensation.

              Simultaneously with the execution of this Agreement, PEC and PDC have paid M Greathouse, by cashier's check, the amount of $2 million as partial compensation for entering into this Agreement.

              3.     Covenant Not to Compete.

              (a) M Greathouse covenants and agrees that during the Non-Compete Period, M Greathouse shall not, without the prior written consent of PEC and PDC, directly or indirectly, and whether as a principal or as an agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in the business of contract drilling oil and gas wells within District 1, 7B, 7C, 8, 8A, 9, or 10 of Texas as defined by the Texas Railroad Commission on the date of this Agreement or within Chaves, Eddy, Lea, or Roosevelt County, New Mexico (the "Competitive Business"); provided, however, that M Greathouse may: (i) invest and/or engage in any business that routinely provides third-party services (as such term is commonly used in the contract oil and gas well drilling business) to a Competitive Business, but is not engaged in the actual conduct of a Competitive Business; or (ii) invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the Competitive Business) if: (A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PEC or PDC or any affiliate of PEC or PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which M Greathouse is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which M Greathouse is in breach of the terms of this section.

              (b) It is understood by and between the parties hereto that the foregoing covenant by M Greathouse not to enter into competition with PEC or PDC as set forth in Section 3(a) hereof is an essential element of this Agreement and the Asset Purchase Agreement and that, but for the agreement of M Greathouse to comply with such covenant, neither PEC nor PDC would have agreed to enter into this Agreement or the Asset Purchase Agreement. PEC and PDC on the one hand and





                                   EX A(II)-2

M Greathouse on the other hand have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PEC and PDC and their respective affiliates. M Greathouse agrees that such covenant is reasonable in scope, geographic area, and duration, and that compliance with such covenant would not impose economic or professional hardship on M Greathouse.

              4.     Restrictions on Soliciting Business of PEC and PDC.

              M Greathouse further covenants and agrees that during the Non-Compete Period, M Greathouse will not, either for himself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PEC and PDC:

              (a) Solicit or hire any of the employees of PEC or PDC or solicit or take away any of PEC's or PDC's customers, lessors, or suppliers or attempt any of the foregoing:

              (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in Section 3 hereof; or

              (c) Engage in any act which would interfere with or harm any business relationship PEC or PDC has with any customer, lessor, employee, principal or supplier.

              5.     Specific Performance.

              Without intending to limit the remedies available to PEC or PDC, M Greathouse acknowledges that PEC or PDC will have no adequate remedies at law if M Greathouse violates the terms of Section 3 or 4, hereof. In such event, M Greathouse agrees that PEC or PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PEC or PDC from pursuing any other remedies available to PEC or PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from M Greathouse.

              The provisions of this Section 5 shall survive the expiration, termination or cancellation of this Agreement.

              6.     Attorneys Fees and Costs.

              If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary





                                   EX A(II)-3
expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.

              7.     Representations and Warranties of PEC, PDC and M
Greathouse.

              (a) Representations and Warranties of PEC and PDC. PEC and PDC hereby jointly and severally represent and warrant to M Greathouse that:
(i) they have all requisite power to enter into and perform their obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PEC and PDC; (iii) the execution of this Agreement by PEC and PDC and performance of their obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PEC and PDC.

              (b) Representations and Warranties of M Greathouse. M Greathouse hereby represents and warrants to PEC and PDC that: (i) M Greathouse has the capacity and power to enter into and perform obligations of M Greathouse under this Agreement; (ii) M Greathouse has duly and validly executed this Agreement; (iii) the execution of this Agreement and performance of obligations of M Greathouse hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of M Greathouse.

              8.     General Provisions.

              (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

              (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

              (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be an appropriate federal or state court in Texas having jurisdiction, agree that venue will be proper in such courts, and waive any objections based on inconvenience of the forum, and further agree that the prevailing party in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.





                                   EX A(II)-4

              (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.

              (e) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PEC or PDC may assign this Agreement to a subsidiary or affiliate without the prior written consent of M Greathouse.

              (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

              (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

              (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

              (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.


              To PEC:

                            Patterson Energy, Inc.
                            4510 Lamesa Highway
                            P.O. Drawer 1410
                            Snyder, Texas   79550





                                   EX A(II)-5

                            Facsimile:  (915) 573-0281
                            Attention:     Cloyce A. Talbott
                                           Chairman and Chief Executive Officer
              To PDC:

                            Patterson Drilling Company
                            4510 Lamesa Highway
                            P.O. Drawer 1410
                            Snyder, Texas   79550
                            Facsimile:  (915) 573-0281
                            Attention:     A. Glenn Patterson
                                           President and Chief Operating Officer


              To M Greathouse:

                            Myrle Greathouse
                            400 Pine Street
                            P.O. Box 3759
                            Abilene, Texas   79604


              (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.





                                   EX A(II)-6

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.



                                   "PEC"

                                   PATTERSON ENERGY, INC.


                                   By:
                                      ------------------------------------------
                                       Cloyce A. Talbott
                                       Chairman and Chief Executive Officer

                                   "PDC"

                                   PATTERSON DRILLING COMPANY


                                   By:__________________________________________
                                       A. Glenn Patterson
                                       President and Chief Operating Officer


                                   "M GREATHOUSE"



                                   ---------------------------------------------
                                   Myrle Greathouse






                                   EX A(II)-7

                                                                  EXHIBIT A(III)

                             PATTERSON ENERGY, INC.
                                      AND
                           PATTERSON DRILLING COMPANY

                           NON-COMPETITION AGREEMENT



              THIS NON-COMPETITION AGREEMENT is made and entered into this _____ day of June, 1997 (this "Agreement"), between and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC") wholly owned by PEC, and Charles Ezzell, an individual residing in Abilene, Texas ("C Ezzell").


                                   RECITALS:

              A. Simultaneously with the execution of this Agreement, PDC has consummated the transactions contemplated by certain Asset Purchase Agreement, dated June 4, 1997 (the "Asset Purchase Agreement"), among PEC, PDC and WES-TEX DRILLING COMPANY ("Wes-Tex"), providing for, among other things, the purchase by PDC of the drilling rigs, related equipment, rolling stock and a shop and yard owned by Wes-Tex.

              B.     C Ezzell is an officer and director of Wes-Tex.

              C. The execution and delivery of this Agreement is a condition to the consummation of the Asset Purchase contemplated by the Asset Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

              NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

              1.     Period of Agreement.

              The period of this Agreement shall commence on the date hereof and remain in effect through the first to occur of (i) June ___, 2002, or (ii) a Change in Control of PEC or PDC unless sooner terminated as the result of the death of C Ezzell (the "Non-Compete Period"). For purposes of this Agreement, "Change in Control" shall be deemed to have occurred, if (i) a tender offer shall be made and consummated for the ownership of more than fifty percent of the outstanding voting securities of PEC, or (ii) there is a merger, consolidation or other reorganization of PEC or PDC with





                                  EX A(III)-1
another entity and as a result of such merger, consolidation or other reorganization, less than fifty percent of the outstanding voting securities of the surviving or resulting entity shall be owned by the former stockholders of PEC as the same shall have existed immediately prior to such merger, consolidation or other reorganization.

              2.     Compensation.

              Simultaneously with the execution of this Agreement, PEC and PDC have paid C Ezzell, by cashier's check, the amount of $2 million as compensation for entering into this Agreement.

              3.     Covenant Not to Compete.

              (a) C Ezzell covenants and agrees that during the Non-Compete Period, C Ezzell shall not, without the prior written consent of PEC and PDC, directly or indirectly, and whether as a principal or as an agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in the business of contract drilling oil and gas wells within District 1, 7B, 7C, 8, 8A, 9, or 10 of Texas as defined by the Texas Railroad Commission on the date of this Agreement or within Chaves, Eddy, Lea, or Roosevelt County, New Mexico (the "Competitive Business"); provided, however, that C Ezzell may: (i) invest and/or engage in any business that routinely provides third-party services (as such term is commonly used in the contract oil and gas well drilling business) to a Competitive Business, but is not engaged in the actual conduct of a Competitive Business; or (b) invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the Competitive Business) if:
(A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PEC or PDC or any affiliate of PEC or PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which C Ezzell is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which C Ezzell is in breach of the terms of this section.

              (b) It is understood by and between the parties hereto that the foregoing covenant by C Ezzell not to enter into competition with PEC or PDC as set forth in Section 3(a) hereof is an essential element of this Agreement and the Asset Purchase Agreement and that, but for the agreement of C Ezzell to comply with such covenant, neither PEC nor PDC would have agreed to





                                  EX A(III)-2
enter into this Agreement or the Asset Purchase Agreement. PEC and PDC on the one hand and C Ezzell on the other hand have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PEC and PDC and their respective affiliates. C Ezzell agrees that such covenant is reasonable in scope, geographic area, and duration, and that compliance with such covenant would not impose economic or professional hardship on C Ezzell.

              4.     Restrictions on Soliciting Business of PEC and PDC.

              C Ezzell further covenants and agrees that during the Non-Compete Period, C Ezzell will not, either for himself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PEC and PDC:

              (a) Solicit or hire any of the employees of PEC or PDC or solicit or take away any of PEC's or PDC's customers, lessors, or suppliers or attempt any of the foregoing:

              (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in Section 3 hereof; or

              (c) Engage in any act which would interfere with or harm any business relationship PEC or PDC has with any customer, lessor, employee, principal or supplier.

              5.     Specific Performance.

              Without intending to limit the remedies available to PEC or PDC, C Ezzell acknowledges that PEC or PDC will have no adequate remedies at law if C Ezzell violates the terms of Section 3 or 4, hereof. In such event, C Ezzell agrees that PEC or PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PEC or PDC from pursuing any other remedies available to PEC or PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from C Ezzell.

              The provisions of this Section 5 shall survive the expiration, termination or cancellation of this Agreement.





                                  EX A(III)-3

              6.     Attorneys Fees and Costs.

              If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.

              7.     Representations and Warranties of PEC, PDC and C Ezzell.

              (a) Representations and Warranties of PEC and PDC. PEC and PDC hereby jointly and severally represent and warrant to C Ezzell that: (i) they have all requisite power to enter into and perform their obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PEC and PDC; (iii) the execution of this Agreement by PEC and PDC and performance of their obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PEC and PDC.

              (b) Representations and Warranties of C Ezzell. C Ezzell hereby represents and warrants to PEC and PDC that: (i) C Ezzell has the capacity and power to enter into and perform obligations of C Ezzell under this Agreement; (ii) C Ezzell has duly and validly executed this Agreement; (iii) the execution of this Agreement and performance of obligations of C Ezzell hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of C Ezzell.

              8.     General Provisions.

              (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

              (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

              (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be an appropriate federal or state court in Texas having jurisdiction, agree that venue will be proper in such courts, and waive





                                  EX A(III)-4
any objections based on inconvenience of the forum, and further agree that the prevailing party in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.

              (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.

              (e) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PEC or PDC may assign this Agreement to a subsidiary or affiliate without the prior written consent of C Ezzell.

              (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

              (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

              (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

              (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.





                                  EX A(III)-5

              To PEC:

                            Patterson Energy, Inc.
                            4510 Lamesa Highway
                            P.O. Drawer 1410
                            Snyder, Texas   79550
                            Facsimile:  (915) 573-0281
                            Attention:     Cloyce A. Talbott
                                           Chairman and Chief Executive Officer

              To PDC:

                            Patterson Drilling Company
                            4510 Lamesa Highway
                            P.O. Drawer 1410
                            Snyder, Texas   79550
                            Facsimile:  (915) 573-0281
                            Attention:     A. Glenn Patterson
                                           President and Chief Operating Officer


              To C Ezzell:

                            Charles Ezzell
                            400 Pine Street
                            P.O. Box 3759
                            Abilene, Texas   79604



              (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.





                                  EX A(III)-6

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.


                                   "PEC"

                                   PATTERSON ENERGY, INC.


                                   By:
                                      ------------------------------------------
                                       Cloyce A. Talbott
                                       Chairman and Chief Executive Officer

                                   "PDC"

                                   PATTERSON DRILLING COMPANY


                                   By:
                                      ------------------------------------------
                                       A. Glenn Patterson
                                       President and Chief Operating Officer


                                   "C Ezzell"



                                   ---------------------------------------------
                                   Charles Ezzell





                                  EX A(III)-7

                                                                   EXHIBIT A(IV)

                             PATTERSON ENERGY, INC.
                                      AND
                           PATTERSON DRILLING COMPANY

                           NON-COMPETITION AGREEMENT



              THIS NON-COMPETITION AGREEMENT is made and entered into this _____ day of June, 1997 (this "Agreement"), between and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC") wholly owned by PEC, and Danny Mullen, an individual residing in Abilene, Texas ("D Mullen").


                                   RECITALS:

              A. Simultaneously with the execution of this Agreement, PDC has consummated the transactions contemplated by that certain Asset Purchase Agreement, dated June 4, 1997 (the "Asset Purchase Agreement"), among PEC, PDC and WES-TEX DRILLING COMPANY ("Wes-Tex"), providing for, among other things, the purchase by PDC of the drilling rigs, related equipment, rolling stock and a shop and yard owned by Wes-Tex.

              B.     D Mullen is an officer and director of Wes-Tex.

              C. The execution and delivery of this Agreement is a condition to the consummation of the Asset Purchase contemplated by the Asset Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

              NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

              1.     Period of Agreement.

              The period of this Agreement shall commence on the date hereof and remain in effect through the first to occur of (i) June ___, 2002, or (ii) a Change in Control of PEC or PDC unless sooner terminated as the result of the death of D Mullen (the "Non-Compete Period"). For purposes of this Agreement, "Change in Control" shall be deemed to have occurred, if (i) a tender offer shall be made and consummated for the ownership of more than fifty percent of the outstanding voting securities of PEC, or (ii) there is a merger, consolidation or other reorganization of PEC or PDC with





                                   EX A(IV)-1
another entity and as a result of such merger, consolidation or other reorganization, less than fifty percent of the outstanding voting securities of the surviving or resulting entity shall be owned by the former stockholders of PEC as the same shall have existed immediately prior to such merger, consolidation or other reorganization.

              2.     Compensation.

              Simultaneously with the execution of this Agreement, PEC and PDC have paid D Mullen, by cashier's check, the amount of $2 million as compensation for entering into this Agreement.

              3.     Covenant Not to Compete.

              (a) D Mullen covenants and agrees that during the Non-Compete Period, D Mullen shall not, without the prior written consent of PEC and PDC, directly or indirectly, and whether as a principal or as an agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, carry on, be engaged, concerned, or take part in, render services to, or own, share in the earnings of, or invest in the stock, bonds, or other securities of, any person which is engaged in the business of contract drilling oil and gas wells within District 1, 7B, 7C, 8, 8A, 9, or 10 of Texas as defined by the Texas Railroad Commission on the date of this Agreement or within Chaves, Eddy, Lea, or Roosevelt County, New Mexico (the "Competitive Business"); provided, however, that D Mullen may: (i) invest and/or engage in any business that routinely provides third-party services (as such term is commonly used in the contract oil and gas well drilling business) to a Competitive Business, but is not engaged in the actual conduct of a Competitive Business; or (ii) invest in stock, bonds, or other securities of any Competitive Business (but without otherwise participating in the Competitive Business) if: (A) such stock, bonds, or other securities are listed on any national securities exchange or are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended; (B) the investment does not exceed, in the case of any class of capital stock of any one issuer, two percent (2%) of the issued and outstanding shares, or, in the case of bonds or other securities of any one issuer, two percent (2%) of the aggregate principal amount thereof issued and outstanding; and (C) such investment would not prevent, directly or indirectly, the transaction of business by PEC or PDC or any affiliate of PEC or PDC with any state, district, territory, or possession of the United States or any governmental subdivision, agency, or instrumentality thereof by virtue of any statute, law, regulation or administrative practice. The period of time during which D Mullen is prohibited from engaging in certain activities by this Section shall be extended by the length of time during which D Mullen is in breach of the terms of this section.

              (b) It is understood by and between the parties hereto that the foregoing covenant by D Mullen not to enter into competition with PEC or PDC as set forth in Section 3(a) hereof is an essential element of this Agreement and the Asset Purchase Agreement and that, but for the agreement of D Mullen to comply with such covenant, neither PEC nor PDC would have agreed to





                                   EX A(IV)-2
enter into this Agreement or the Asset Purchase Agreement. PEC and PDC on the one hand and D Mullen on the other hand have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenant, with specific regard to the nature of the business conducted by PEC and PDC and their respective affiliates. D Mullen agrees that such covenant is reasonable in scope, geographic area, and duration, and that compliance with such covenant would not impose economic or professional hardship on D Mullen.

              4.     Restrictions on Soliciting Business of PEC and PDC.

              D Mullen further covenants and agrees that during the Non-Compete Period, D Mullen will not, either for himself or for any other person or entity, directly or indirectly, engage in any of the following activities in a Competitive Business without the express prior written consent of PEC and PDC:

              (a) Solicit or hire any of the employees of PEC or PDC or solicit or take away any of PEC's or PDC's customers, lessors, or suppliers or attempt any of the foregoing:

              (b) Acquire or attempt to acquire rights providing any product or service in a Competitive Business within the territory described in Section 3 hereof; or

              (c) Engage in any act which would interfere with or harm any business relationship PEC or PDC has with any customer, lessor, employee, principal or supplier.

              5.     Specific Performance.

              Without intending to limit the remedies available to PEC or PDC, D Mullen acknowledges that PEC or PDC will have no adequate remedies at law if D Mullen violates the terms of Section 3 or 4, hereof. In such event, D Mullen agrees that PEC or PDC shall have the right, in addition to any other rights it may have, to obtain in any court of competent jurisdiction specific performance of such Sections of this Agreement or injunctive relief to restrain any breach or threatened breach thereof. Nothing herein shall be construed as prohibiting PEC or PDC from pursuing any other remedies available to PEC or PDC (whether at law or in equity) for such breach or threatened breach, including, without limitation, the recovery of monetary damages from D Mullen.

              The provisions of this Section 5 shall survive the expiration, termination or cancellation of this Agreement.





                                   EX A(IV)-3

              6.     Attorneys Fees and Costs.

              If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs and necessary expenses in addition to any other relief to which that party may be entitled. This provision is applicable to this entire Agreement.

              7.     Representations and Warranties of PEC, PDC and D Mullen.

              (a) Representations and Warranties of PEC and PDC. PEC and PDC hereby jointly and severally represent and warrant to D Mullen that: (i) they have all requisite power to enter into and perform their obligations under this Agreement; (ii) this Agreement has been duly and validly authorized by all necessary corporate action on the part of PEC and PDC; (iii) the execution of this Agreement by PEC and PDC and performance of their obligations hereunder do not require the consent or approval of any other party; and (iv) this Agreement is a valid and binding obligation of PEC and PDC.

              (b) Representations and Warranties of D Mullen. D Mullen hereby represents and warrants to PEC and PDC that: (i) D Mullen has the capacity and power to enter into and perform obligations of D Mullen under this Agreement; (ii) D Mullen has duly and validly executed this Agreement; (iii) the execution of this Agreement and performance of obligations of D Mullen hereunder do not require the consent or approval of any other party; and (iv) this Agreement constitutes a valid and binding obligation of D Mullen.

              8.     General Provisions.

              (a) Compliance with Laws. The parties agree that they will comply with all applicable laws and regulations of government bodies or agencies in their respective performance of their obligations under this Agreement.

              (b) Governing Law and Construction. This Agreement will be governed by and construed in accordance with the laws of the State of Texas without reference to its conflict-of-laws principles. This Agreement's final form resulted from review and negotiations among the parties and their attorneys, and no part of this Agreement should be construed against any party on the basis of authorship.

              (c) Forum for Dispute Resolution. If any dispute arises among the parties concerning the interpretation or performance of any portion of this Agreement which the parties are unable to resolve themselves, and any party brings an action against any other party seeking a declaratory order, specific performance, damages, or any other legal or equitable relief based on this Agreement, the parties agree that the forum for any such action shall be an appropriate federal or state court in Texas having jurisdiction, agree that venue will be proper in such courts, and waive





                                   EX A(IV)-4
any objections based on inconvenience of the forum, and further agree that the prevailing party in any such action, as determined by the court, shall be awarded its reasonable attorneys' fees and costs in addition to any relief or judgment the court awards.

              (d) Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes any previous oral or written communications, representations, understandings or agreements with respect thereto. The terms of this Agreement may be modified only in a writing, signed by authorized representatives of both parties.

              (e) Assignability. This Agreement will be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement and/or any of its rights and/or obligations hereunder without the prior written consent of the other party, and any such attempted assignment will be void; provided, however, that PEC or PDC may assign this Agreement to a subsidiary or affiliate without the prior written consent of D Mullen.

              (f) Waiver. A waiver of a breach or default under this Agreement will not constitute a waiver of any other breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement will not constitute a waiver of such term or condition.

              (g) Severability. If any provision of this Agreement is declared to be invalid, the parties agree that such invalidity will not affect the validity of the remaining provisions of this Agreement, and further agree, to the extent possible, to substitute for the invalid provision a valid provision that approximates the intent and economic effect of the invalid provision as closely as possible.

              (h) Headings. The titles of the Sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

              (i) Notice. Any notice, request, consent, demand or other communication required to be given under this Agreement will be in writing and will be given personally, by facsimile or by mailing the same, first-class, postage prepaid to the appropriate address and facsimile number set forth below or to such other person or at such other address as may hereafter be designated by like notice. Notices by mail will be considered delivered and become effective three days after the mailing thereof. All notices by facsimile will be considered delivered and become effective immediately upon the confirmed (by answer back or other tangible printed verification or successful receipt) sending thereof.







                                   EX A(IV)-5

              To PEC:

                            Patterson Energy, Inc.
                            4510 Lamesa Highway
                            P.O. Drawer 1410
                            Snyder, Texas   79550
                            Facsimile:  (915) 573-0281
                            Attention:     Cloyce A. Talbott
                                           Chairman and Chief Executive Officer

              To PDC:

                            Patterson Drilling Company
                            4510 Lamesa Highway
                            P.O. Drawer 1410
                            Snyder, Texas   79550
                            Facsimile:  (915) 573-0281
                            Attention:     A. Glenn Patterson
                                           President and Chief Operating Officer


              To D Mullen:

                            Danny Mullen
                            400 Pine Street
                            P.O. Box 3759
                            Abilene, Texas   79604


              (j) Counterparts. This Agreement may be executed in counterparts and by the parties hereto in separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.





                                   EX A(IV)-6

        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective representatives as of the day and year first above written.


                                   "PEC"

                                   PATTERSON ENERGY, INC.


                                   By:
                                      ------------------------------------------
                                       Cloyce A. Talbott
                                       Chairman and Chief Executive Officer

                                   "PDC"

                                   PATTERSON DRILLING COMPANY



                                   By:
                                      ------------------------------------------
                                       A. Glenn Patterson
                                       President and Chief Operating Officer


                                   "D Mullen"



                                   ---------------------------------------------
                                   Danny Mullen





                                   EX A(IV)-7

                                                                       EXHIBIT B



                         REGISTRATION RIGHTS AGREEMENT


              This Registration Rights Agreement ("Agreement") is made and entered into this _____ day of June, 1997, by and among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), and WES-TEX DRILLING COMPANY, a Texas corporation ("Wes-Tex"), GREATHOUSE FOUNDATION, a Texas non-profit corporation (the "Foundation"), and MYRLE GREATHOUSE, TRUSTEE under Agreement, dated June 2, 1997 (the "Greathouse Charitable Remainder Trust") .

              A. Pursuant to that certain Asset Purchase Agreement dated June 4, 1997 ("Asset Purchase Agreement"), by and among PEC, Patterson Drilling Company, a wholly-owned subsidiary of PEC ("PDC"), and Wes-Tex, and that certain Agreement dated of even date herewith (the "Stock Purchase Agreement") by and among PEC, PDC, the Foundation, and the Greathouse Charitable Remainder Trust, PEC has agreed to issue a total of 283,000 shares ("Restricted Shares") of PEC's Common Stock, $0.01 par value (the "Common Stock"), and, pursuant to the Asset Purchase Agreement, PEC has further agreed to issue to Wes-Tex a three-year Stock Purchase Warrant (the "Stock Purchase Warrant") to purchase up to an additional 200,000 shares of PEC's Common Stock (the "Warrant Shares") at an exercise price of $32.00 per share, as partial consideration for the purchase by PEC and PDC of the contract drilling operations of Wes-Tex.

              B. This Agreement is being entered into in connection with and as a condition to the parties closing the transactions contemplated under the Asset Purchase Agreement.

              NOW, THEREFORE, the parties hereto agree as follows:

              1. Certain Definitions. As used in this Agreement the following terms shall have the following respective meanings:

                     "Commission" shall mean the United States Securities and
              Exchange Commission and any successor federal agency having similar powers.

                     "Holder" shall mean, with respect to the Restricted
              Shares, Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust and their respective successors and assigns (including stockholders or partners thereof, as the case may be) and, with respect to the Warrant Shares, Wes-Tex, and any subsequent successors and assigns, of the Warrant Shares or any portion thereof.





                                     EX B-1

                     "Person" shall mean an individual, a partnership, a joint
              venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                     The terms "register," "registered," and "registration"
              refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                     "Registration Expenses" shall mean all expenses incident
              to PEC's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws and all reasonable printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for PEC and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Person retained by PEC (all such expenses being herein called "Registration Expenses"), will be borne as provided in this Agreement, except that PEC will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by PEC are then listed or on the NASD automated quotation system.

                     "Requesting Holder" shall mean any Holder of Warrant
              Shares who shall request registration of Warrant Shares pursuant hereto.

                     "Restricted Shares" shall include Common Stock issued or
              issuable with respect to the Restricted Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Shares, such shares will cease to be Restricted Shares when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).





                                     EX B-2

                     "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

                     "Warrant Shares" shall include the Common Stock issued or
              issuable with respect to the Warrant Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Warrant Shares such shares will cease to be Warrant Shares when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force).

              2. Restrictions on Transfer. The Restricted Shares were acquired by each of Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust, and the Warrant Shares will be acquired by Wes-Tex, from PEC for investment for its own account and not as a nominee or agent and not with a present view to the resale or distribution of any part thereof, except in compliance with the Securities Act. Each of Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust acknowledges that the Restricted Shares are, and Wes-Tex acknowledges that the Warrant Shares will be upon issuance, "restricted securities" within the meaning of the Securities Act.

              3. Restricted Shares - Registration Under Securities Act, etc.

              3.1    Registration.

              (a) Filing. Contemporaneously with the execution of this Agreement, PEC shall have filed a Registration Statement on Form S-3 (the "Form S-3") with the Commission covering the distribution of the Restricted Shares. PEC agrees to use its best efforts to have the Form S-3 declared effective.

              (b) Expenses. PEC shall pay all Registration Expenses in connection with the Form S-3.

              3.2 Registration Procedures. Following the effective date of the Form S-3, PEC will promptly:

              (a) prepare and file with the Commission such amendments and supplements to the Form S-3 and the prospectus used in connection therewith as may be necessary to keep the Form S-3 effective and to comply with the provisions of the Securities Act with respect to the





                                     EX B-3
disposition of the Restricted Shares until the earlier of (i) such time as all of such Restricted Shares have been disposed of in accordance with the intended methods of disposition by Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust, or (ii) the expiration of twelve (12) months after such effective date and furnish to Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust prior to the filing thereof a copy of any amendment or supplement to the Form S-3 or prospectus and shall not file any such amendment or supplement to which Wes-Tex shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

              (b) furnish to each of Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust one originally executed Form S-3, with all amendments, supplements and additional documentation; such number of conformed copies of such Form S-3 and of each such amendment and supplement thereto (in each case including all exhibits) as Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust may reasonably request; such number of copies of the prospectus included in the Form S-3 (including each preliminary prospectus and any summary prospectus) as required by the Securities Act as such Seller may reasonably request; such documents, if any, incorporated by reference in the Form S-3 or prospectus; and such other documents as Wes-Tex, the Foundation or the Greathouse Charitable Remainder Trust may reasonably request;

              (c) use its best efforts to register or qualify the Restricted Shares and other securities covered by the Form S-3 under such other securities or blue sky laws of such jurisdictions as Wes-Tex shall reasonably request, to keep such registration or qualification in effect for so long as the Form S-3 remains in effect, and do any and all other acts and things which may be necessary or advisable to enable Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust to consummate the disposition in such jurisdictions of the Restricted Shares covered by the Form S-3, except that PEC shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (c) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

              (d) immediately notify Wes-Tex, the Foundation or the Greathouse Charitable Remainder Trust at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the Form S-3, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or if it is necessary to amend or supplement such prospectus or Form S-3 to comply with law, and at the request of Wes-Tex, prepare and furnish to Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust a reasonable number of copies of a supplement to or an amendment





                                     EX B-4
of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Restricted Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing and shall otherwise comply in all material respects with the law and so that such prospectus or Form S-3, as amended or supplemented, will comply with law;

              (e) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first month of the first fiscal quarter after the effective date of the Form S-3, if such earnings statement is necessary to satisfy the provisions of Section 11(a) of the Securities Act.

              4.     Warrant Shares - Registration Under Securities Act, etc.

              4.1    Registration Upon Demand

              (a) Demand Rights. At any time after the date hereof but expiring on the third anniversary date hereof ("Demand Registration Period"), but subject to (a) prior exercise of the Stock Purchase Warrant and payment in full to PEC of the exercise price for the Warrant Shares, and (b) the provisions of Section 4.1(c), below, at the written demand of Requesting Holders and on one (1) occasion only, PEC shall prepare, file with the Commission and use its best efforts to have declared effective a registration statement with respect to the distribution of up to all of the Warrant Shares. Such demand shall be made by written notice to PEC by Requesting Holders holding at least a majority of the Warrant Shares, which notice shall (i) request the preparation of the registration statement pursuant to the terms of this Section 4.1, (ii) include the number of Warrant Shares to be offered by Holders of Warrant Shares pursuant to such registration statement and (iii) be sent to all other Holders. PEC may include in such registration any securities of PEC for sale by PEC or persons other than PEC, and such registration shall be deemed to be an incidental registration pursuant to Section 4.2 hereof with Holders having the priority with respect to the Warrant Shares.

              (b) Expenses. PEC shall pay all Registration Expenses in connection with the registration of Warrant Shares demanded pursuant to this
Section 4.1.

              (c) Restrictions on Demand Registrations. PEC will not be obligated to effect any registration under Section 4.1(a) within three months after the effective date of (i) a registration initiated by PEC; or (ii) a registration in which the Holders of Warrant Shares were given incidental registration rights pursuant to Section 4.2 hereof and in which there was no reduction in the number of Warrant Shares requested to be included (the "Other Registrations"); provided that in either case (i) or (ii) the three-month period can be extended to four months if required by the then managing underwriter. PEC may postpone filing or the effectiveness of a





                                     EX B-5
registration statement demanded by Holders under Section 4.1(a) for up to four months following receipt of such demand if PEC has executed in good faith (x) a letter of intent or a commitment letter with an underwriter for a public offering or (y) an agreement in principle relating to an acquisition of assets (other than in the ordinary course of business) or any merger, consolidation or similar transaction, or (z) has made a filing with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with a tender offer. Notwithstanding anything in this Section 4.1(c) to the contrary, if the Demand Registration Period expires without effectuation of a demand for registration under Section 4.1(a) because of the occurrence of an event specified above in this Section 4.1(c), the Demand Registration Period shall be extended for such additional period as is necessary to effect such registration, provided that such demand is given to PEC prior to the expiration of the Demand Registration Period.

              4.2    Incidental Registration.

              (a) Right to Include Warrant Shares. Subject to the further provisions of this Section 4.2(a), if PEC, at any time commencing on the date of this Agreement and expiring on the third anniversary date hereof, proposes to register any of its equity securities under the Securities Act, for its own account or the account of other holders of PEC's securities, on a form and in a manner which would permit registration of the Warrant Shares for sale to the public under the Securities Act, it will each such time give prompt written notice to all Holders of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration and upon the written request of any such Holder delivered to PEC within twenty (20) business days after the giving of any such notice (which request shall specify the Warrant Shares intended to be disposed of by such Holder and the intended method or methods of disposition thereof), PEC will use its best efforts to effect the registration under the Securities Act of all Warrant Shares which PEC has been so requested to register by Holders to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Warrant Shares so to be registered provided that (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, PEC shall determine for any reason not to register such securities, PEC may, at its election give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Warrant Shares in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); and (ii) if
(A) the registration so proposed by PEC involves an underwritten primary registration on behalf of PEC to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering shall advise PEC in writing that, in its good faith judgment, all the shares to be offered by PEC and other parties are greater than can be accommodated without interfering with the successful marketing of all the securities to be then offered publicly for the account of PEC, then the managing underwriter or underwriters shall include in such registration (1) first, the securities PEC proposes to register for sale, and (2)





                                     EX B-6
second, any securities requested and permitted to be included in such registration pursuant to incidental or piggyback rights granted to the holders thereof prior to the date of this Agreement, (3) third, the Warrant Shares requested to be included in such registration by the Requesting Holders, pro rata, if necessary, and (4) fourth, any other securities requested to be included in such registration, if any, pro rata; (iii) if (A) the registration so proposed by PEC is an underwritten secondary registration on behalf of holders of PEC's securities, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and (B) the managing underwriter of such underwritten offering shall advise PEC in writing that, in its good faith judgment, all the shares to be offered by such requesting holder, PEC and other parties are greater than can be accommodated without interfering with the successful marketing of all of the securities to be then offered publicly for the account of PEC, then the managing underwriter shall include in such registration (1) first, the securities requested to be included therein by the holders requesting such registration, (2) second, any securities requested and permitted to be included in such registration statement pursuant to incidental or piggyback rights granted to the holders thereof prior to the date of this Agreement, (3) third, the securities which are requested to be included in such registration by the Holders of Warrant Shares, pro rata, if necessary, (4) fourth, any securities to be included in such registration on behalf of PEC, and (5) fifth, any other securities requested to be included in such registration, if any, pro rata.

              (b) Expenses. PEC will pay all Registration Expenses in connection with each registration of Warrant Shares requested pursuant to
Section 4.2.

              4.3 Registration Procedures. If and whenever PEC is required to effect the registration of any Warrant Shares under the Securities Act as provided in Section 4.1 or Section 4.2, PEC will promptly:

              (a) prepare and (in any event within sixty (60) days) file with the Commission a registration statement with respect to such Warrant Shares and use its best efforts to cause such registration statement to become effective, such registration statement to comply as to form and content in all material respects with the Commission's forms, rules and regulations;

              (b) keep such registration statement effective and comply with the provisions of the Securities Act with respect to the disposition of all Warrant Shares and other securities covered by such registration statement until the earlier of (i) such time as all of such Warrant Shares and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (ii) the expiration of (A) twelve (12) months in the case of a registration of Warrant Shares pursuant to Section 4.1 hereof, or (B) three (3) months in the case of a registration of Warrant Shares pursuant to Section 4.2 hereof, after such registration statement becomes effective, and will furnish to each such seller prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to





                                     EX B-7
which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

              (c) promptly furnish to each seller of Warrant Shares one originally executed registration statement, with all amendments, supplements and additional documentation; such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits) as such seller may reasonably request; such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) as required by the Securities Act as such seller may reasonably request; such documents, if any, incorporated by reference in such registration statement or prospectus; and such other documents as such seller may reasonably request;

              (d) use its best efforts to register or qualify all Warrant Shares and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of his Warrant Shares covered by such registration statement, except that PEC shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision
(d) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

              (e) immediately notify each seller of Warrant Shares covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, or if it is necessary to amend or supplement such prospectus or registration statement to comply with law, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Warrant Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing and shall otherwise comply in all material respects with the law and so that such prospectus or registration statement, as amended or supplemented, will comply with law;

              (f) otherwise use its best efforts to comply with all applicable rules and





                                     EX B-8
regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first month of the first fiscal quarter after the effective date of such registration statement, if such earnings statement is necessary to satisfy the provisions of Section 11(a) of the Securities Act;

              (g) provide and cause to be maintained a transfer agent and registrar for all Warrant Shares covered by such registration statement from and after a date not later than the effective date of such registration statement; and

              (h) use its best efforts to list all Common Stock covered by such registration statement on each securities exchange on which any Common Stock is then listed or quote all such Common Stock on NASDAQ if PEC's Common Stock is quoted on NASDAQ, or, if PEC's Common Stock is not then quoted on NASDAQ or listed on any national securities exchange, use its best efforts to have such Common Stock covered by such registration statement quoted on NASDAQ or, at the option of PEC, listed on a national securities exchange.


PEC may require each seller of Warrant Shares as to which any registration is being effected to furnish PEC such information regarding such seller and the distribution of such securities as PEC may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

              4.4    Underwritten Offerings.

              (a) Underwriting Agreement. If requested by the underwriters for any underwritten offering of Warrant Shares on behalf of a Holder or Holders pursuant to the registration demanded under Section 4.1, PEC will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by PEC and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 5. Holders on whose behalf Warrant Shares are to be distributed by such underwriters shall be parties to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, PEC to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders. No such Holder shall be required by PEC to make any representations or warranties to or agreements with PEC or the underwriters other than reasonable representations, warranties or agreement regarding such Holder, such Holder's Warrant Shares and such Holder's intended method or methods of disposition and any other representation required by law and as provided in
Section 4.4(d).

              (b) Inclusion of Warrant Shares. If PEC at any time proposes to register any





                                     EX B-9
of its securities for its own account under the Securities Act as contemplated by Section 4.2 and such securities are to be distributed by or through one or more underwriters, PEC will use its best efforts, if requested by any Holder who is entitled to request incidental registration of Warrant Shares in connection therewith pursuant to Section 4.2, to arrange for such underwriters to include the Warrant Shares to be offered and sold by such Holder among the securities to be distributed by or through such underwriters; provided that, for purposes of this sentence, best efforts shall not require PEC to reduce the amount of sales price of such securities proposed to be distributed by or through such underwriters. Holders of Warrant Shares to be distributed by such underwriters shall be parties to the underwriting agreement between PEC and such underwriters and the representations and warranties by, and the other agreements on the part of, PEC to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders of Warrant Shares. PEC will cooperate with such Holders to the end that the conditions precedent to the obligations of such Holders under such underwriting agreement shall not include conditions that are not customary in underwriting agreements with respect to combined primary and secondary distributions and shall be otherwise satisfactory to such Holders. No such Holder shall be required by PEC to make any representations or warranties other than reasonable representations, warranties or agreements regarding such Holder, such Holder's Warrant Shares and such Holder's intended method or methods of distribution and any other representation required by law and as provided in Section 4.4(d).

              (c) Selection of Underwriters. Whenever a registration demand pursuant to Section 4.1 is for an underwritten offering, the Holders of Warrant Shares making such demand shall have the right to select the managing underwriter(s) (which shall be an underwriter of national standing) to administer the offering, subject to the approval of PEC, such approval not to be unreasonable withheld. If PEC at any time proposes to register any of its securities under the Securities Act for sale of its own account or for the accounts of any other sellers, including Holder, and such securities are to be distributed by or through one or more underwriters, the selection of the managing underwriter(s) (which shall be an underwriter of national standing) shall be made by PEC and notice of the selection thereof delivered to Holders eligible to participate in such registration.

              (d)    Holdback Agreements.

                     (i) If any registration pursuant to Section 4.1 or 4.2 shall be in connection with any underwritten public offering, each Holder of Warrant Shares agrees by acquisition of such Warrant Shares, if so required by the managing underwriter, not to effect any public sale or distribution of Warrant Shares (other than as part of such underwritten public offering) within seven (7) days prior to the effective date of such registration statement or one hundred twenty
       (120) days after the effective date of such registration statement, unless the underwriters managing the offering otherwise agree.

                     (ii) PEC agrees (A) not to effect any public sale or distribution





                                    EX B-10
       prohibited by the Exchange Act after the demand or decision to make such registration and (i) prior to the effective date of the registration statement, except as a part of such registration statement or pursuant to any registration statements on Forms S-8 or S-4 or any successor form, unless the managing underwriters of such registration otherwise agree; or (ii) prior to the ninetieth (90th) day after the effective date of such registration statement, and (B) to use its best efforts to cause each holder of at least 10% of its Common Stock or any securities convertible into or exchangeable or exercisable for any of its Common Stock, in each case purchased from PEC at any time after the date of this Agreement (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period.

              4.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Warrant Shares under the Securities Act, PEC will give Holders on whose behalf such Warrant Shares are to be so registered and their underwriters, if any, and each Requesting Holder and not more than one counsel for all Holders and their respective accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of PEC with its officers and the independent public accountants who have certified its financial statements as shall be necessary in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

              5.     Indemnification.

              5.1    Indemnification by PEC.

              In the event of any registration of any securities of PEC under the Securities Act (pursuant to which Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder sells Restricted Shares or Wes-Tex or Holder sells Warrant Shares), PEC will, and hereby does, indemnify and hold harmless Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust, each officer and director of Wes-Tex or the Foundation, each trustee of the Greathouse Charitable Remainder Trust or Holder, its partners and each other person, if any, who controls Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder within the meaning of the Securities Act, in each case, against any losses, claims, damages, liabilities or expenses, joint or several (including, without limitation, the costs and expenses of investigating, preparing for and defending any legal proceeding, including reasonable attorney's fees), to which Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or such Holder or any such director, trustee, officer, employee or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration





                                    EX B-11
statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and PEC will reimburse Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder and each such partner and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending or settling any such loss, claim, liability, action or proceeding; provided that PEC shall not be liable in any such case to the extent that any loss, claim, damage, liability or expense (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to PEC through an instrument duly executed by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder or any such director, trustee, officer, partner or controlling person specifically stating that it is for use in preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder or any such partner or controlling person and shall survive the transfer of such securities by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder. PEC will make provision for contribution in lieu of any such indemnity that may be disallowed as shall be reasonably requested by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder.

              5.2 Indemnification by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder.

              In the event of any registration of any securities of PEC under the Securities Act (pursuant to which Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder sells Restricted Shares or Warrant Shares covered by such registration statement), Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder will, and each of them hereby does, severally indemnify and hold harmless PEC, each director of PEC, each officer of PEC who shall sign such registration statement and each other person, if any, who controls PEC within the meaning of the Securities Act from and against losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of material fact contained in such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with written information furnished to PEC through an instrument duly executed by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement up to the net





                                    EX B-12
proceeds received by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or such Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of PEC or any such director, officer or controlling person and shall survive the transfer of such securities by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder.

              5.3    Notice of Claims, etc.

              In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 5, such person (hereinafter called the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any other party the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for the settlement of any proceeding effected without its written consent, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

              5.4    Indemnification Unavailable.

              If the indemnification provided for in this Section 5 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under any such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by such indemnified party on the one hand and the indemnifying parties on the other or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of such indemnified party on the one hand and the indemnifying parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnified party and the indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue





                                    EX B-13
statement of a material fact or the omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions. The parties agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending or settling any such action or claim. Notwithstanding the foregoing, the liability of Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or a Holder under this Section 5.4 shall be limited to the net proceeds received by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or such Holder (as the case may be).

              5.5    No Settlement, etc.

              No indemnifying party shall, except with the written consent of the indemnified party, consent to entry of any judgment or entry into settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or action.

              5.6    Indemnity Operative and in Full Force.

              The indemnity and contribution agreements contained in this
Section 5 shall remain operative and in full force and effect regardless of any termination of this Agreement.

              6.     Rule 144.

              6.1 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Shares or the Warrant Shares to the public without registration, PEC shall use its best efforts to:

              (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date of this Agreement;

              (b) File with the Commission in a timely manner all reports and other documents required of PEC under the Securities Act and the Exchange Act; and

              (c) So long as Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or Holder owns any Restricted Shares or the Warrant Shares, furnish to Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or the Holders as soon as reasonably practicable after request a written statement by PEC as to its compliance with the reporting





                                    EX B-14
requirements of the Exchange Act, a copy of the most recent annual or quarterly report of PEC filed with the Commission, and such other reports filed by PEC with the Commission.

              6.2 Further Assurances. PEC shall take such action any Holder may reasonably request from time to time to enable Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or such Holder to sell Restricted Shares or Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon written request of Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or any Holder, PEC will deliver to Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or such Holder a written statement as to whether it has complied with such requirements.

              7. Amendments and Waivers. This Agreement may be amended, and PEC may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if PEC shall have obtained the written consent to such amendment, action or omissions to act of Wes-Tex or the Holder or Holders of at least 51% or more of the Restricted Shares and Warrant Shares.

              8. Nominees for Beneficial Owners. In the event that any Restricted Shares or Warrant Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or the Holder of such Restricted Shares or Warrant Shares for purposes of any request or other action by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or any Holder or Holders of Restricted Shares or Warrant Shares pursuant to this Agreement or any determination of any number or percentage of shares of Restricted Shares or Warrant Shares held by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or any Holder or Holders of Restricted Shares or Warrant Shares contemplated by this Agreement. If the beneficial owner of any Restricted Shares or Warrant Shares so elects, PEC may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Restricted Shares or Warrant Shares.

              9. Notices. Notices and other communications under this Agreement shall be in writing and shall be sent by registered mail, postage prepaid, or courier addressed to:

              9.1 if to Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or any Holder, at the address provided to PEC in writing by Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or such Holder or as shown on stock transfer books of PEC unless Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or such Holder has advised PEC in writing of a different address as to which notices shall be sent to it under this Agreement, and





                                    EX B-15

              9.2 if to PEC, at 4510 Lamesa Highway, P.O. Drawer 1416, Snyder, Texas 79550 to the attention of its President or to such other address as PEC shall have furnished to Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or each Holder.

              10. Successors and Assigns. PEC acknowledges and agrees that the registration rights granted to Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust in this Agreement may be transferred and assigned by Wes-Tex, the Foundation and the Greathouse Charitable Remainder Trust in connection with any valid sale and assignment of the Restricted Shares or Warrant Shares. All covenants and agreements in this Agreement by or on behalf of either of the parties hereto will bind and, subject to the provisions of
Section 4.1 hereof, inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement are for the benefit of Wes-Tex, the Foundation, the Greathouse Charitable Remainder Trust or any Holder of Restricted Shares or Warrant Shares.

              11. Miscellaneous. This Agreement embodies the entire agreement and understanding between PEC and the other parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute one instrument.





                                    EX B-16

              IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                           PEC:

                                           PATTERSON ENERGY, INC.



                                           By:
                                                  ------------------------------
                                                  Cloyce A. Talbott
                                                  Chief Executive Officer

                                           WES-TEX:

                                           WES-TEX DRILLING COMPANY


                                           By:
                                                  ------------------------------
                                                  Myrle Greathouse
                                                  Chairman of the Board

                                           FOUNDATION:

                                           GREATHOUSE FOUNDATION


                                           By:
                                                  ------------------------------
                                                  Myrle Greathouse
                                                  President

                                           GREATHOUSE CHARITABLE REMAINDER
                                           TRUST:



                                           -------------------------------------
                                           Myrle Greathouse, Trustee






                                    EX B-17

                                   EXHIBIT C



================================================================================


                             STOCK PURCHASE WARRANT

                                 ---------------

                             PATTERSON ENERGY, INC.

================================================================================



              This Warrant was originally issued on June ___, 1997, to Wes-Tex Drilling Company, a Texas corporation, pursuant to an Asset Purchase Agreement with Patterson Energy, Inc. and Patterson Drilling Company, dated the same date, and such issuance was not registered under the Securities Act of 1933, as amended (the "Act") or the securities or "blue sky" laws of any state. This Warrant is a "restricted security" as that term is defined in Rule 144 adopted by the Securities and Exchange Commission under the Act and is, therefore transferrable only if the transfer is exempt from the registration requirements of the Act, which exemption must be established to the satisfaction of Patterson Energy, Inc.


Date of Issuance:                                 Certificate No. W-
                   ----------------------                           -----------


              FOR VALUE RECEIVED, Patterson Energy, Inc. a Delaware corporation (the "Company"), hereby grants to Wes-Tex Drilling Company, a Texas corporation (the "Registered Holder"), the right to purchase from the Company 200,000 shares of the Company's Common Stock at a price per share of $32.00 (the "Initial Exercise Price"). Certain capitalized terms used herein are defined in Section 3 hereof. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

              This Warrant is subject to the following provisions:

              Section 1.  Exercise of Warrant.

              1A. Exercise Period. The Registered Holder may exercise, in whole or in part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time after the Date of Issuance to and including 5:00 p.m.





                                     EX C-1

(Snyder, Texas time) on June ___, 2000 (the "Exercise Period").

              1B.    Exercise Procedure.

              (a) This Warrant will be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                     (i) a completed Exercise Agreement, as described in paragraph 1C below, executed by the Registered Holder exercising all or part of the purchase rights represented by this Warrant;

                            (ii)   this Warrant; and

                     (iii) a check payable to the Company in an amount equal to the product of the Exercise Price (as such term is defined in Section 2) multiplied by the number of shares of Common Stock being purchased upon such exercise (the "Aggregate Exercise Price").

              (b) As soon as practicable following the Exercise Time, certificates for shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Registered Holder. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and will, as soon as practicable following the Exercise Time, deliver such new Warrant to the Registered Holder.

              (c) The Common Stock issuable upon exercise of this Warrant will be deemed to have been issued to the Registered Holder at the Exercise Time, and the Registered Holder will be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

              (d) The issuance of certificates for shares of Common Stock upon exercise of this Warrant will be made without charge to the Registered Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock, but the Company shall not be obligated to pay any transfer taxes with respect to this Warrant or the shares of Common Stock unless reimbursed thereafter by the transferee or transferor.

              (e) The Company will not close its books against the transfer of this Warrant or of any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.





                                     EX C-2

              (f) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable shares of Common Stock of the Company.

              1C.    Exercise Agreement.  Upon any exercise of this Warrant,
the Exercise Agreement will be substantially in the form set forth in Annex I hereto. Such Exercise Agreement will be dated the actual date of execution thereof.

              1D.    No Fractional Shares.  No fractional shares of Common
Stock or scripts for fractional shares shall be issued upon the exercise of this Warrant. If Holder of this Warrant would be entitled on the exercise of any rights evidenced hereby, to receive a fractional interest in a share, the Company shall pay a cash adjustment in respect of any fractional share that would otherwise be issuable in an amount equal to the same fraction of the current market value of a share of Common Stock, which current market value shall be the last reported sale price immediately preceding the date of the exercise.

              Section 2. Adjustment of Exercise and Number of Shares. In order to prevent dilution of the rights granted under this Warrant, the Initial Exercise Price shall be subject to adjustment from time to time as provided in this Section 2 (such price or such price as last adjusted pursuant to the terms hereof, as the case may be, is herein called the "Exercise Price"), and the number of shares of Common Stock obtainable upon exercise of the Warrant shall be subject to adjustment from time to time as provided in this Section 2.

              2A.    (1)  In case the Company shall at any time or from time to time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares purchasable under this Warrant shall be proportionately increased; and conversely, in case the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares purchased hereunder shall be proportionately reduced.

              (2) Except as hereinafter provided, in the event the Company shall, at any time or from time to time after the date hereof, sell any shares of Common Stock without consideration or for a consideration per share less than $32.00 or issue any shares of Common Stock as a stock dividend to holders of Common Stock (any such sale or issuance being herein called a "Change of Shares"), then, and thereafter upon each further Change of Shares, the Exercise Price for this Warrant in effect immediately prior to such Change of Shares shall be reduced to a price (including any applicable fraction of a cent to the nearest cent) determined by dividing (i) the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such Change of Shares, multiplied by the Exercise Price in effect immediately prior to such Change of Shares,





                                     EX C-3
and (b) the consideration, if any, received by the Company upon such sale or issuance by (ii) the total number of shares of Common Stock outstanding immediately after such Change of Shares; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such computation. Upon each adjustment of the Exercise Price pursuant to this
Section 2A(2), the number of shares of Common Stock purchasable upon exercise of this Warrant shall be the number derived by multiplying the number of shares of Common Stock purchasable immediately prior to such Change of Shares by the Exercise Price in effect prior to such Change of Shares and dividing the product so obtained by the applicable adjusted Exercise Price.

              For the purposes of any adjustment to be made in accordance with this Section 2A(1) or (2), the following provisions shall be applicable:

              (a) In case of the issuance or sale of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be cash, the amount of the cash portion of the consideration therefor deemed to have been received by the Company shall be (i) the subscription price, if shares of Common Stock are offered by the Company for subscription, or (ii) the public offering price (before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith), if such securities are sold to underwriters or dealers for public offering without a subscription offering, or (iii) the gross amount of cash actually received by the Company for such securities, in any other case.

              (b) in case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company, and otherwise than on the exercise of options, rights or warrants or the conversion or exchange of convertible or exchangeable securities) of shares of Common Stock (or of other securities deemed hereunder to involve the issuance or sale of shares of Common Stock) for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash deemed to have been received by the Company shall be the value of such consideration as determined in good faith by the Board of Directors of the Company, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the market price thereof (determined as provided below in this Section 2A) as of the date of receipt, but in each such case without deduction therefrom of any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith. In computing the market price of a note or other obligation that is not listed or admitted to trading on any securities exchange or quoted in the National Association of Securities Dealers' Automated Quotation System or reported by the National Quotation Bureau, Inc. or a similar reporting organization, the total consideration to be received by the Company thereunder (including interest) shall be discounted to present value at the prime rate of interest of NationsBank of Texas, N.A. (or its successor) in effect at the time the note or obligation is deemed to have been issued. In case any additional shares of Common





                                     EX C-4

Stock shall be issued in connection with any merger of another corporation into the Company, the amount of consideration therefor shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets of such merged corporation received by the Company as the Board of Directors of the Company shall determine to be attributable to such additional shares of Common Stock.

              (c) For the purposes of any computation under Section 2 hereof, the market price of the security in question on any day shall be valued as follows:

                     (i) If traded on a national securities exchange or the NASDAQ National Market ("NASDAQ/NM"), the value shall be deemed to be the average of the security's closing prices on such exchange or NASDAQ/NM over the thirty (30) day period ending three (3) business days prior to the applicable valuation date; and

                     (ii) If actively traded over the counter (other than NASDAQ/NM), the value shall be deemed to be the average of the security's closing bid prices over the thirty (30) day period ending three (3) business days prior to the applicable valuation date; and

                     (iii) If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board of Directors.

              The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be adjusted to make an appropriate discount from the market value determined as above in clauses (i) or (ii) to reflect the fair market value thereof as determined in good faith by the Board of Directors. The Registered Holder of this Warrant shall have the right to challenge any determination by the Board of Directors of fair market value pursuant to this Section 2, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board of Directors and the challenging party, the cost of such appraisal to be borne solely by the challenging party.

              (d) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

              (e) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in subsection (b) of this Section 2A.





                                     EX C-5

              (f) The number of shares of Common Stock at any one time outstanding shall be deemed to include the aggregate maximum number of shares issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights or warrants and upon the conversion or exchange of convertible or exchangeable securities.

              2B.    In case the Company shall at any time after the date
hereof issue options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share (determined as provided in Section 2A and as provided below) less than $32.00, or without consideration (including the issuance of any such securities by way of dividend or other distribution), the Exercise Price for this Warrant (whether or not the same shall be issued and outstanding) in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making the computation in accordance with the provisions of Section 2A(2) hereof, provided that:

              (a) The aggregate maximum number of shares of Common Stock issuable or that may become issuable under such options, rights or warrants (assuming exercise in full even if not then currently exercisable or currently exercisable in full) shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration, if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (a) (and for the purposes of subsection (f) of Section 2A hereof) shall be reduced by the number of shares as to which options, warrants and/or rights shall have expired, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not have expired or terminated unexercised.

              (b) The aggregate maximum number of shares of Common Stock issuable or that may become issuable upon conversion or exchange of any convertible or exchangeable securities (assuming conversion or exchange in full even if not then currently convertible or exchangeable in full) shall be deemed to be issued and outstanding at the time of issuance of such securities, for a consideration equal to the consideration received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason of redemption or otherwise), the number of shares of Common Stock deemed to be issued and outstanding pursuant to this subsection (b) (and for the purposes of subsection (f) of Section 2A hereof) shall





                                     EX C-6
be reduced by the number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price that it would have been had adjustment been made on the basis of the issuance only of the shares actually issued plus the shares remaining issuable upon conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

              (c) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in subsection (a) of this Section 2B, or in the price per share or ratio at which the securities referred to in subsection (b) of this Section 2B are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, to the extent not theretofore exercised, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities.

              2C.    Reorganization, Reclassification, Consolidation, Merger or
Sale. Upon any reorganization, reclassification, consolidation, merger, liquidation, dissolution or sale of all or substantially all of the Company's assets to another Person, the Company shall take such action as it deems necessary to provide the Registered Holder upon the exercise thereof, and in lieu of or in addition to the Common Stock obtainable upon exercise of this Warrant, the kind and amount of stock, other securities or property that such Registered Holder would have received had such Registered Holder exercised this Warrant immediately prior to any reorganization, reclassification, consolidation, merger, liquidation, dissolution or sale of all or substantially all of the assets of the Company.

              2D.    Notices.  Upon any adjustment of the Exercise Price or the securities or property obtainable upon exercise of this Warrant, the Company will give written notice thereof to the Registered Holder.

              2E.    No adjustment of the Exercise Price shall be made as a
result of or in connection with (1) the issuance or sale of shares of Common Stock pursuant to options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof, (2) the issuance or sale of shares of Common Stock upon the exercise of options granted pursuant to any of the Company's stock option plans in effect on the date hereof, whether or not options thereunder were outstanding on the date hereof; provided that the exercise price of any such options is not less than the fair market value of the Common Stock on the date of grant, or (3) the issuance or sale of shares of Common Stock if the amount of said adjustment shall be less than $0.10, provided, however, that in such case, any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of





                                     EX C-7
and together with the next subsequent adjustment that shall amount, together with any adjustment so carried forward, to at least $0.10. In addition, Holders shall not be entitled to cash dividends paid by the Company prior to the exercise of any Warrant or Warrants held by them.

              Section 3. Definitions. The following terms have meanings set forth below:

              "Common Stock" means the Company's Common Stock, $0.01 par value per share.

              "Person" means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

              Section 4. No Voting Rights; Limitations of Liability. This Warrant will not entitle the Registered Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock , and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

              Section 5.  Transfer.

              5A.    Except as otherwise provided herein, this Warrant and all
options and rights hereunder are transferable, as to all or any part of the number of shares of Common Stock purchasable upon its exercise, by the Registered Holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the form of transfer authorization attached hereto duly executed. The Company shall deem and treat the Registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred in part, the Company shall at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares of Common Stock not transferred.

              5B.    Anything in this Warrant to the contrary notwithstanding,
if, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant shall not be registered under the Securities Act of 1933, as amended (the "Act"), and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, that (i) the Registered Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion of counsel is reasonably acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under the Act and under applicable state securities or blue sky laws, and (ii) the Registered Holder or transferee execute and deliver to the Company an investment letter in form and substance reasonably acceptable to the Company. The first Registered Holder of this Warrant, by taking and holding the same,





                                     EX C-8
represents to the Company that such Registered Holder is acquiring this Warrant for investment and not with a view to the distribution thereof.

              5C.    The terms of this warrant shall be binding upon the
permitted successors, transferees and assignees of Wes-Tex Drilling Company.

              Section 6. Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly representing portions of the rights hereunder are referred to herein as the "Warrants."

              Section 7. Underlying Shares--Restricted Securities. The shares of Common Stock acquired upon exercise of this Warrant will be "restricted securities" as that term is defined in Rule 144 adopted by the Securities and Exchange Commission under the Act and therefore may not be sold or transferred in the absence of registration under the Act or an exemption under the Act and the applicable state securities or blue sky laws. Share certificates evidencing shares of Common Stock acquired upon exercise of this Warrant will be imprinted with a legend reading substantially as follows:

              The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and are "restricted securities," as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold, or otherwise transferred except pursuant to an effective Registration Statement under the Act or an exemption therefrom, the availability of which is to be established to the satisfaction of the Company.

              Section 8. Underlying Shares--Registration Rights. The shares acquired upon exercise of this Warrant will be entitled to certain registration rights under the Registration Rights Agreement between the Company and Wes-Tex Drilling Company, dated of even date herewith.

              Section 9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company or, in the case of any such mutilation upon surrender of such certificate, the Company will execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.





                                     EX C-9

              Section 10. Notices. Except as otherwise expressly provided herein, all notices referred to in this Warrant will be in writing and will be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company.

              Section 11. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holders of Warrants representing a majority of the shares of Common Stock obtainable upon exercise of the Warrants.

              Section 12. Descriptive Headings; Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.
The construction, validity and interpretation of this Warrant will be governed by the laws of the State of Texas.

              IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officer under its corporate seal and to be dated the Date of Issuance hereof.


                                      PATTERSON ENERGY, INC.


                                      By:
                                         --------------------------------
                                      Name:  Cloyce A. Talbott
                                           ------------------------------
                                      Title:  Chief Executive Officer
                                            -----------------------------





                                    EX C-10

                                    ANNEX I


                             PATTERSON ENERGY, INC.

                 EXERCISE AGREEMENT--INVESTMENT REPRESENTATIONS



To:    Patterson Energy, Inc.                     Dated:
                                                        -----------------------



              The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-_______________), hereby agrees to subscribe for the purchase of ______________ shares of the Common Stock ("Restricted Shares") of Patterson Energy, Inc. (the "Company") covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

              The undersigned is acquiring the Restricted Shares for his own account with the present intention of holding the Restricted Shares for purposes of investment, and he has no intention of selling any of the Restricted Shares in a public distribution in violation of federal securities laws or any applicable state securities laws and none of such Restricted Shares may be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the undersigned unless (a) a registration statement under the Securities Act of 1933, as amended (the "Act") covering the Restricted Shares has become effective so as to permit the sale or other disposition of such shares by the undersigned; or (b) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or other proposed disposition of the Restricted Shares by the undersigned may lawfully be made otherwise than pursuant to an effective registration statement under the Act.



                                           Signature:
                                                     ---------------------------

                                           Address:
                                                   -----------------------------


                                           -------------------------------------





                                    EX C-11

                                    ANNEX II


                             PATTERSON ENERGY, INC.

                                   ASSIGNMENT


              FOR VALUE RECEIVED,
______________________________________________ _______________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_______________) with respect to the number of shares of Common Stock of Patterson Energy, Inc. covered thereby set forth below, unto:

Names of Assignee ("Assignee")             Address          No. of Shares
------------------------------             -------          -------------






                                           Signature:
                                                     --------------------------

                                                  -----------------------------

                                           Witness:
                                                   ----------------------------




                            ACCEPTANCE OF ASSIGNMENT

              The undersigned, as Assignee, hereby agrees to be bound by the terms of the attached Warrant.






                                           Signature:
                                                     --------------------------

                                                  -----------------------------

                                           Witness:
                                                   ----------------------------






                                    EX C-12

                                    ANNEX I


                             PATTERSON ENERGY, INC.

                 EXERCISE AGREEMENT--INVESTMENT REPRESENTATIONS



To:    Patterson Energy, Inc.                     Dated:
                                                        -----------------------



              The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-_______________), hereby agrees to subscribe for the purchase of ______________ shares of the Common Stock ("Restricted Shares") of Patterson Energy, Inc. (the "Company") covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

              The undersigned is acquiring the Restricted Shares for his own account with the present intention of holding the Restricted Shares for purposes of investment, and he has no intention of selling any of the Restricted Shares in a public distribution in violation of federal securities laws or any applicable state securities laws and none of such Restricted Shares may be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by the undersigned unless (a) a registration statement under the Securities Act of 1933, as amended (the "Act") covering the Restricted Shares has become effective so as to permit the sale or other disposition of such shares by the undersigned; or (b) there is presented to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or other proposed disposition of the Restricted Shares by the undersigned may lawfully be made otherwise than pursuant to an effective registration statement under the Act.




                                           Signature:
                                                     --------------------------

                                           Address:
                                                   ----------------------------


                                           ------------------------------------





                                    EX C-13

                                    ANNEX II


                             PATTERSON ENERGY, INC.

                                   ASSIGNMENT


              FOR VALUE RECEIVED,
______________________________________________ _______________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W-_______________) with respect to the number of shares of Common Stock of Patterson Energy, Inc. covered thereby set forth below, unto:

Names of Assignee ("Assignee")                    Address          No. of Shares
------------------------------                    -------          -------------





                                   Signature:
                                             -----------------------------------


                                   ---------------------------------------------

                                   Witness:
                                           -------------------------------------




                            ACCEPTANCE OF ASSIGNMENT

              The undersigned, as Assignee, hereby agrees to be bound by the terms of the attached Warrant.



                                   Signature:
                                             -----------------------------------


                                   ---------------------------------------------

                                   Witness:
                                           -------------------------------------






                                    EX C-14

                                                                       EXHIBIT D



                          BILL OF SALE AND ASSIGNMENT



              KNOW ALL MEN BY THESE PRESENTS, that, pursuant to that certain Asset Purchase Agreement, dated June 4, 1997 ("Asset Purchase Agreement"), among PATTERSON ENERGY, INC., a Delaware corporation ("PEC"), PATTERSON DRILLING COMPANY ("PDC"), a Delaware corporation wholly owned by PEC, and WES-TEX DRILLING COMPANY ("Wes-Tex"), a Texas corporation (Wes-Tex is referred to herein as the "Assignor"), the Assignor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, conveys and transfers unto PDC (the "Assignee"), all of the Assignor's right, title and interest in and to (i) the Drilling Rigs, Equipment and Rolling Stock set forth in Appendix I attached hereto and incorporated herein by this reference; and (ii) the Assumed Drilling Contracts and Leased Property Lease Agreements described in Appendix II attached hereto and incorporated herein by this reference.

              TO HAVE AND TO HOLD the same unto the Assignee and the Assignee's successors and assigns forever. The Assignor hereby covenants and agrees that it has the full right, power and authority to sell, convey and transfer the foregoing property to the Assignee pursuant to this Bill of Sale and Assignment.

              IN WITNESS WHEREOF, the Assignor has caused this Bill of Sale and Assignment to be duly executed by its duly authorized officer as of the ____ day of June, 1997.


                                           WES-TEX DRILLING COMPANY



                                           By:
                                                  ------------------------------
                                                  Myrle Greathouse
                                                  Chairman of the Board





                                     EX D-1

                                   APPENDIX I
                                       TO
                          BILL OF SALE AND ASSIGNMENT
                                      FROM
                            WES-TEX DRILLING COMPANY
                                       TO
                           PATTERSON DRILLING COMPANY
                           (List of Assets Assigned)




A.     DRILLING RIGS AND EQUIPMENT

       Rig No.              Drawworks Manufacturer
       -------              ----------------------
       Rig 1                National 50
       Rig 2                National 50
       Rig 3                National 50
       Rig 4                National 50
       Rig 5                National 50
       Rig 6                Bethlehem S-60
       Rig 7                Brewster N-4
       Rig 8                Bethlehem S-55
       Rig 9                National 50
       Rig 10               Brewster N-4
       Rig 11               Bethlehem S-55
       Rig 12               Brewster N-4
       Rig 14               Skytop Brewster N75A
       Rig 15               Brewster N-4
       Rig 16               Brewster N-4
       Rig 17               B D W 800
       Rig 18               National 50
       Rig 19               Brewster N-4
       Rig 20               National 50
       Rig 21               Skytop Brewster N75A
       Rig 22               Bethlehem S-55


       The Drilling Rigs and Equipment shall include all of the drilling rigs, parts, and related equipment, including engines, mud pumps, derricks and substructives, rotary tables, forklift, sand blaster, drill bits and all tubular goods on the rigs and in the yard owned by





                                     EX D-2

       Wes-Tex as of the date of the Asset Purchase Agreement, all of which are listed on that certain Depreciation Schedule, dated December 31, 1996, of such drilling rigs, parts, and related equipment prepared by Wes-Tex, which is incorporated herein and made a part hereof by this reference, less the parts and related equipment sold or disposed of and plus the parts and related equipment acquired by Wes-Tex in the ordinary course of business, consistent with past practice since the date of such Depreciation Schedule.


B.     ROLLING STOCK

          YEAR            MAKE                   MODEL                     VIN NUMBER
--------------------------------------------------------------------------------------------
          1996            Chevrolet              Pickup                    1GCGC29F4TE145610

          1997            Chevrolet              Pickup                    1GCGC29R8VE223657

          1995            Chevrolet              Pickup                    1GCGC29F3SE213927

          1995            Chevrolet              Pickup                    1GCGC29F1SE196609

          1997            Chevrolet              Pickup                    1GCGC29RXVE222963

          1995            Chevrolet              Pickup                    1GCGC29F2SE195629

          1995            Chevrolet              Pickup                    1GCGC29F4SE213211

          1995            Chevrolet              Pickup                    1GCGC29KXSE110047

          1993            Chevrolet              Pickup                    1GCGC39FXPE198887

          1996            Chevrolet              Pickup                    1GCGC29FOTE186025

          1997            Chevrolet              Pickup                    1GCGC29R2VE221886

          1993            Ford                   Pickup                    1FTHX25M5PKB60072

          1997            Chevrolet              Pickup                    1GCGC29RXVE142949

          1995            Chevrolet              Pickup                    1GCGC29K7SE111964

          1995            Chevrolet              Pickup                    1GCGC29F4SE129227

          1994            Chevrolet              Pickup                    1GCGC29F4RE293619

          1994            Ford                   Pickup                    1FTHX25M4RKB12825

          1993            Ford                   Pickup                    1FTHX25MXPKA04660

          1995            Chevrolet              Pickup                    1GCGC29FXSE213911

          1994            Chevrolet              Pickup                    1GCGC29F1RE182980

          1996            Chevrolet              Pickup                    1GCGC29F8TE186211

          1996            Chevrolet              Pickup                    1GCGC29F8TE268794





                                     EX D-3

          YEAR            MAKE                   MODEL                     VIN NUMBER
--------------------------------------------------------------------------------------------
          1997            Chevrolet              Pickup                    1GCGC29R3VE139746

          1994            Ford                   Pickup                    1FTHX25M3RKA33551

          1991            Ford                   Pickup                    1FTHX25M1MKB19336

          1994            Ford                   Pickup                    1FTHX25M9RKA33554

          1995            Chevrolet              Pickup                    1GCGC29F1SE141416

          1995            Chevrolet              Tahoe                     1GNEC13K5SJ374172

          1994            Chevrolet              Pickup                    1GCGC29F8RE198545

          1996            Chevrolet              Pickup                    1GCGC29F8TE149367

          1994            Chevrolet              Suburban                  1GNEC16KXRJ394973

          1997            Chevrolet              Pickup                    1GCGC33R9VF029339

          1996            Chevrolet              Blazer                    1GNCS13W3T2162959

          1994            Chevrolet              Pickup                    1GCEC19KXRE218891

          1993            Chevrolet              Suburban                  1GNFK16KXPJ406110

          1996            Chevrolet              Pickup                    1GCGC29F5TE147348

          1994            Ford                   1 1/2 Ton Pickup          1FDLF47F2REA36734

          1993            Chevrolet              Pickup                    2GCGC29F2P1146312

          1992            Ford                   Pickup                    1FTHX25M4NKA27736

          1994            Chevrolet              1 Ton Truck               1GBJC34F9RE215702

          1995            Ford                   1 1/2 Ton Pickup          1FDLF47F9SEA39152

          1990            Ford                   1 1/2 Ton Pickup          2FDLF47M6LCB17859

          1995            Ford                   1 1/2 Ton Pickup          1FDLF47FOSEA14110

          1996            Ford                   Pickup                    1FTEF15Y5TLB02812

          1993            Ford                   Pickup                    1FTHX25M5PKB60069

          1974            Homemade               Flatbed Trailer           TR132691

          1974            Homemade               Flatbed Trailer           TR132690

          1979            Shopmade               Utility Trailer           TR145288

          1974            Homemade               Small Red 2-Wheel         (no title)
                                                 Trailer
          1973            Homemade               Pipe Trailer              (no title)

          1976            Mathey                 Utility Trailer           1022  (no title)

          1973            WW                     Flatbed Trailer           020321

          1993            Shopmade               Utility Trailer           (no title)





                                     EX D-4

          YEAR            MAKE                   MODEL                     VIN NUMBER
--------------------------------------------------------------------------------------------
          1983            Shopmade               Flatbed Trailer           TR154194

          1979            Autocar                Truck                     Q01FTGD089552

          1980            Mack                   Truck                     R686ST31947

          1981            Autocar                Truck                     1WBRCCJE0BU093352

          1985            Freightliner           Truck                     1FUPYCYB7FP271290

          1981            Mack                   Truck                     1M1V173Y1BH058720

          1981            Mack                   Truck                     1M1V173Y3BH058721

          1992            Freightliner           Truck                     2FVXFCY9XNV516649

          1992            Freightliner           Truck                     2FVXFCY93NV517321

          1981            Autocar                Truck                     1WBRCCJF2BU093068

          1980            Autocar                Truck                     Q91FAAA092479

          1985            Autocar                Truck                     1WBMCCJEXFN103136

          1994            Mack                   Truck                     1M2P267Y1RMO16930

          1989            Ford                   Flatbed Pickup            1FDJF37MXKNA40438

          1995            Chevrolet              Van                       1GAGG39K0SF134290

          1980            Nabors                 Float Trailer             27365FBSD3

          1971            Nabors                 Lowbed Trailer            17968LD3

          1973            Nabors                 Lowboy Trailer            20772LD

          1979            Hobbs                  Float Trailer             FHV358001

          1981            Atoka                  Flatbed Trailer           AT714252

          1981            Atoka                  Oil Field Trailer         AT715253

          1975            Nabors                 Float Trailer             23306LD3

          1981            Hercules               Lowboy Trailer            1HZL48302B1002320

          1981            Aztec                  Float Trailer             1AZBG1A27B1010617

          1973            Fruehauf               Lowboy Trailer            122406

          1981            Aztec                  Oil Field Trailer         1AZCD1A25B1010483

          1978            Hercules               Lowbed Trailer            0877804

          1981            TRII                   Flatbed Trailer           BF01080301

          1974            Shopmade               Flatbed Trailer           TR132670

          1966            Shopmade               Float Trailer             TR110423

          1976            Nabors                 Float Trailer             23995LD

          1981            Nabors                 Float Trailer             1NT1P4122B1000547





                                     EX D-5

          YEAR            MAKE                   MODEL                     VIN NUMBER
--------------------------------------------------------------------------------------------
          1985            Homemade               Lowboy Trailer            TR157303

          1981            Aztec                  Float Trailer             1AZBG1A29B1011008

          1985            Shopmade               Lowboy Trailer            TR157408

                          Homemade               Jeep Trailer              (no title)

                          Homemade               Jeep Trailer              (no title)


C.     MOBILE HOME.

       Redman Homes, Inc.   Sheraton Model
                            14'x 76' Manufactured Home
                            Serial No. 12311974





                                     EX D-6

                                  APPENDIX II
                                       TO
                          BILL OF SALE AND ASSIGNMENT
                                      FROM
                            WES-TEX DRILLING COMPANY
                                       TO
                           PATTERSON DRILLING COMPANY
                    (List of Assumed Drilling Contracts and
                   Leased Property Lease Agreements Assigned)



A. ASSUMED DRILLING CONTRACTS. (Note: If drilling operations on the following drilling contracts are completed or drilling operations have commenced on all wells covered by the drilling contract at the Effective Time of Assumption, the drilling contract will not be assumed. The column for wells included in the Assumed Drilling Contracts will be completed at the Closing.)

                                                                                  Wells Included
                                                                                    in Assumed
                 Operator                        County             Type        Drilling Contracts
                 --------                        ------             ----        ------------------
 1.  Presently Drilling:

     Union Pacific Resources                   Crockett             DW Multi-
                                                                    well

     Union Pacific Resources                   Crockett/Terrell     DW Multi-
                                                                    well

     Louis Dreyfus Natural Gas Co.             Sutton               FTG Multi-
                                                                    well
     Louis Dreyfus Natural Gas Co.             Sutton               DW Multi-
                                                                    well

     Santa Fe Energy Resources, Inc.           Glasscock            FTG 4 well
     BC Operating, Inc.                        Dawson               FTG

     ARCO Permian                              Val Verde            DW Multi-
                                                                    well

     Chevron Production Co.                    Terrell              DW Multi-
                                                                    well
     Pennzoil Exploration & Production         Crane                FTG
     Company

     Devon Energy Corporation                  Ward                 FTG Multi-
                                                                    well
     Lakewood Operating                        Howard               TK3 well





                                     EX D-7

                                                                                  Wells Included
                                                                                    in Assumed
                 Operator                        County             Type        Drilling Contracts
                 --------                        ------             ----        ------------------
     IP Petroleum Co., Inc.                    Winkler              DW Multi-
                                                                    well
     Midland Resources                         Reagan               DW

     J. Cleo Thompson                          Terrell/Crockett/    DW Multi-
                                               Schleicher           well

     Fina Oil & Gas                            Pecos                DW Multi-
                                                                    well
 2.  Contracts Pending:


     Senneca Resources, Inc.                   Gaines               FTG

     Patrick Exploration Company               Howard               FTG

     Goodrich Petr. Co. of Louisiana           Dawson               FTG

     Harrison Interests                        Crockett             DW

     Enron Oil & Gas Company                   Val Verde/           DW Multi-
                                               Crockett             well

     Enron Oil & Gas Company -                 Val Verde/           DW Multi-
     Baggett                                   Crockett             well

     J. Cleo Thompson                          Upton                FTG Multi-
                                                                    well

     J. Cleo Thompson                          Reagan               FTG

     Hamman Oil & Refining Company             Sterling             FTG 2 Well

     Sharp Image Energy                        Howard               FTG

     Cockrell Production Co., Inc.             Sutton               FTG

     Medallion Oil & Gas Co.                   Pecos                FTG Multi-
                                                                    well

     Spirit Energy 76 (Unocal)                 Crockett/Val Verde   DW 7 Well

     Cross Timbers Operating Company           Crockett             FTG 4 Well

     Texland Petroleum                         Gaines/Andrews       FTG 7 Well

     Texaco                                    Crockett             FTG 2 Well

     Louis Dreyfus Natural Gas                 Howard               DW 4 Well

     Midland Resources                         Regan                FTG 2 Well





                                     EX D-8

3. Drilling Contracts entered into between the date of the Asset Purchase Agreement and the Closing thereunder with the approval in writing of PDC in accordance with clause (c) of Section 5.3 of the Asset Purchase Agreement.

---------------

(1)    This Drilling Contract is being assumed in full.



B.     Leased Property Lease Agreements.

                                     Description                            Expiration        Rent/Due Date
                                     -----------                            ----------        -------------
         1      Contract, dated November 1, 1993, between                 March 31, 1999    $2,554.98/year,
                Linda McGaha Wood and Wes-Tex granting the right to                         due April 1 of
                erect, maintain, use, repair and remove a 500-foot                          each year
                communication tower on property in Taylor County,
                Texas

         2      Surface Lease, dated as of August 1, 1995, between         July 31, 2001    $450/month, due
                Charles E. Davidson, III, D/B/A Taylor Box Land                             1st day of each
                Company and Wes-Tex, as amended and extended by                             month
                Amendment and Extension dated as of August 31, 1996,
                covering the lease of a 3.28 acre tract of land in
                Ozona, Crockett County, Texas

         3      Lease Agreement, dated July 15, 1996, between Koleta       July 14, 1998    $600/month, due
                Keyes Disch, as independent executor of Estate of                           15th day of each
                Ben L. Keyes, Deceased, covering a 3.00 acre tract of                       month
                land in Tom Green County, Texas located at
                6577 S. Highway 277, San Angelo, Texas





                                     EX D-9

                                                                       EXHIBIT E
                                 WARRANTY DEED


       WES-TEX DRILLING COMPANY, a Texas corporation, for consideration paid, grants to PATTERSON DRILLING COMPANY, a Delaware corporation, whose address is Post Office Drawer 1416, Snyder, Texas 79550, the following described real estate situated in ________________ County, Texas, to wit:

       THE SURFACE ONLY TO:


                     [Legal description to be inserted at the Closing and to be the same as the legal description contained in the title policy to be obtained by PDC.]



with warranty covenants.

       WITNESS my hand this ________ day of June, 1997.



                                                  WES-TEX DRILLING COMPANY, a
                                                  Texas corporation


                                                  By:
                                                     ---------------------------
                                                      MYRLE GREATHOUSE, Chairman
of the Board
STATE OF TEXAS                     )
                                   ) ss
COUNTY OF ___________              )


       On this ____ day of June, 1997, before me personally appeared MYRLE GREATHOUSE, as Chairman of the Board of WES-TEX DRILLING COMPANY, a Texas corporation, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

       WITNESS my hand and seal the day and year last above written.




                                                  -----------------------------
                                                  NOTARY PUBLIC

My Commission Expires:

==========================================================
STATE OF TEXAS              )
                            ) ss.
COUNTY OF _______________   )


       I hereby certify that this instrument was filed for record on the _____ day of __________, 1997, at _____ o'clock __.m. and duly recorded in Book _____ Page _____ of the deed Records of said County.





                                                  -----------------------------
                                                  County Clerk

                                                  By:
                                                     --------------------------
                                                      (Deputy Clerk)

RETURN TO:





                                     EX E-1

                                                                       EXHIBIT F

                                      FORM
                                       OF
                        INVESTMENT REPRESENTATION LETTER




                                 June ___, 1997





Patterson Energy, Inc.
4510 Lamesa Highway
Snyder, Texas  79549


              This letter is being submitted to Patterson Energy, Inc. ("PEC") in connection with and as a condition to PEC's closing of the Asset Purchase contemplated by the Asset Purchase Agreement among PEC, Patterson Drilling Company ("PDC") and Wes-Tex Drilling Company ("Wes-Tex"). Capitalized terms not defined herein shall have the meaning given them in the Memorandum (as defined below).

              1.     Representations and Warranties.

              The undersigned hereby represents and warrants to PEC that the following statements are true:

              a. The undersigned has been furnished a copy of the Memorandum, dated June __, 1997 (the "Memorandum") containing a copy of PEC's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and all other reports filed by PEC with the Securities and Exchange Commission since January 1, 1997 (collectively, the "Reports") and has carefully reviewed the Memorandum and the Reports, including, but not limited to, (i) the statements in the Memorandum relating to taxation of the Asset Purchase and lack of free transferability of the PEC Common Stock, the PEC Warrant and the PEC Warrant Shares to be issued by PEC as consideration for the Asset Purchase, and (ii) the section entitled "Disclosure Concerning Forward-Looking Statements," setting forth certain Cautionary Statements or risk factors relating to PEC and its businesses and operations.

              b. The undersigned has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in PEC vis-a-vis the PEC Common Stock, PEC Warrant and PEC Warrant Shares to be issued by PEC as consideration for the Asset Purchase.

              c. The undersigned has had an opportunity to ask questions of PEC and its management concerning PEC and PDC, the businesses of PEC and PDC and the PEC Common Stock, PEC Warrant and PEC Warrant Shares and, if asked, all such questions have been answered





                                     EX F-1

Patterson Energy, Inc.
[Date]
Page 2


to the full satisfaction of the undersigned.

              d. The undersigned understands that PEC has not registered the offer or sale of the PEC Common Stock or the PEC Warrant or the PEC Warrant Shares under the Securities Act of 1933, as amended (the "Act"), in reliance upon an exemption therefrom under Section 4(2) of the Act and the provisions of Regulation D promulgated thereunder. The undersigned therefore acknowledges that in no event may it sell or otherwise transfer the PEC Common Stock, PEC Warrant or the PEC Warrant Shares without registration under the Act (see paragraph (g) below).

              e. The undersigned represents that it will acquire the PEC Common Stock for its own account, with no intention to distribute or offer to distribute the same to others without registration under the Act, and understands that the issuance by PEC of the PEC Common Stock, the PEC Warrant and the PEC Warrant Shares will be predicated upon the undersigned's lack of such intention.

              f. The undersigned understands that neither the Securities and Exchange Commission nor the securities commissioner of any state has received or reviewed any documents relative to an investment in PEC, or has made any finding or determination relating to the fairness of an investment in PEC.

              g. The undersigned acknowledges that stop transfer instructions will be placed with PEC's transfer agent to restrict the resale, pledge, hypothecation or other transfer of the PEC Common Stock, the PEC Warrant and the PEC Warrant Shares.

              h. The undersigned acknowledges that, except as provided in the Registration Rights Agreement attached as Exhibit B to the Asset Purchase Agreement, PEC is under no obligation to register the PEC Common Stock or the PEC Warrant Shares for sale under the Act or to assist the undersigned in complying with any exemption from registration under the Act, or any state securities laws.

              i. If other than a natural person, the undersigned was not organized for the specific purpose of acquiring the PEC Common Stock, the PEC Warrant or the PEC Warrant Shares.
              j. The undersigned understands and acknowledges that the foregoing representations and warranties will be relied upon by PEC in connection with the issuance of the PEC Common Stock, the PEC Warrant and the PEC Warrant Shares.

              k. Each stockholder of the undersigned has an individual net worth, or joint net worth with the undersigned's spouse in excess of $1 million.






                                     EX F-2

Patterson Energy, Inc.
[Date]
Page 3


              2.     Indemnification.

              The undersigned agrees to indemnify and hold harmless PEC and PDC, or either of them, the officers, directors and affiliates of either of them and each other person, if any, who controls either of them, within the meaning of Section 15 of the Act, against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or failure by the undersigned to comply with any covenant or agreement made by the undersigned herein.

              3.     Survival.

              All representations, warranties and covenants contained in this letter shall survive the closing of the Asset Purchase.



                                           Very truly yours,

                                           WES-TEX DRILLING COMPANY



                                           By:
                                              ----------------------------------
                                                  Myrle Greathouse





                                     EX F-3

                                                                       EXHIBIT G


                     DRILLING RIG AND CREW LEASE AGREEMENT


              THIS DRILLING RIG AND CREW LEASE AGREEMENT is made and entered into this ____ day of June, 1997 (this "Agreement"), by and between PATTERSON DRILLING COMPANY, a Delaware corporation ("PDC"), and WES-TEX DRILLING COMPANY, a Texas corporation ("Wes-Tex").


                                R E C I T A L S:

              C. Simultaneously with the execution of this Agreement, PDC has purchased the drilling rigs, related equipment, rolling stock, and a shop and yard owned by Wes-Tex pursuant to that certain Asset Purchase Agreement, dated June 4, 1997 (the "Asset Purchase Agreement"), among Wes-Tex, Patterson Energy, Inc., a Delaware corporation ("PEC") that owns all of the issued and outstanding capital stock of PDC, and PDC.

              D. The drilling rigs being purchased by PDC on the date hereof currently are being used by Wes-Tex for drilling oil and gas wells.

              E. Wes-Tex would like to lease such drilling rigs and the related crews for the purpose of completing drilling operations on the oil and gas wells that are being drilled by Wes-Tex on the date hereof.

              F. The execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Asset Purchase Agreement, and the parties are entering into this Agreement in order to fulfill such condition.

              NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

              1. Lease of Drilling Rigs and Supply of Crew. Subject to the terms and conditions contained in this Agreement: (a) PDC hereby agrees to lease to Wes-Tex the drilling rigs and equipment specified on Annex 1 attached hereto and incorporated herein by this reference (collectively, the "Drilling Rigs") and Wes-Tex hereby agrees to lease the Drilling Rigs from PDC; and (b) PDC hereby agrees to supply to Wes-Tex the employees necessary to complete drilling of the wells currently being drilled by Wes-Tex, the number of such employees per Drilling Rig to be equal to the number of such employees currently working on the drill site on which the Drilling Rig currently is located (collectively, the "Drilling Crews").

              2. Purpose of Lease. PDC is leasing the Drilling Rigs and Equipment and providing the Drilling Crews to Wes-Tex solely for the purpose of enabling Wes-Tex to complete drilling operations on the specific wells on which Wes-Tex is conducting drilling operations at the time of the execution of this Agreement, which wells are specified on Annex 1 attached hereto (singly, a "Current Well" and collectively, the "Current Wells"). PDC shall not be required to





                                     EX G-1
lease or furnish, and Wes-Tex shall not be entitled to use or be provided, the Drilling Rigs and the Drilling Crews for any purpose or jobs other than the purpose of completing drilling operations on the Current Wells.

              3. Rental. Wes-Tex hereby agrees to pay to PDC the sum of $3,500 per day per Drilling Rig. The foregoing rental of $3,500 per day per Drilling Rig shall be due and payable for each day, or a portion thereof, that such Drilling Rig is on a drilling site pursuant to an oral or written drilling contract under which Wes-Tex is being paid for contract drilling services. Wes-Tex hereby agrees to pay the rent payments on Friday of each week during the term of this Agreement or, if earlier, upon the release of a Drilling Rig at the conclusion of drilling of a well. If payment is not made to PDC within three calendar days after the due date thereof, then the amount of rent due shall bear interest at the highest rate allowable under the laws of the State of Texas from the due date thereof until the date paid.

              4. Term of Agreement. As to each Drilling Rig and the related Drilling Crew, this Agreement shall be for a term commencing at 7:00 a.m., Snyder, Texas Time, on the date of this Agreement and ending on the date such Drilling Rig is released from the drilling site at the conclusion of drilling operations for the Current Well on which the Drilling Rig presently is operating.

              5. No Warranties. PDC MAKES NO WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO THE FITNESS OF A DRILLING RIG OR DRILLING CREW FOR ITS INTENDED PURPOSE. WES-TEX HEREBY AGREES THAT IT HAS INSPECTED EACH DRILLING RIG AND ACCEPTS IT "AS IS, WHERE IS" WITH NO WARRANTIES FROM PDC.

              6. Maintenance and Repair. Wes-Tex hereby agrees to maintain each Drilling Rig in good operating condition and shall provide at its own expense (except as set forth below) all supplies and services necessary to maintain such condition, including oil, grease, drill collar and drill pipe dope, liners, valves, seats for pumps, ropes and steel cables, rig soap, paint, lights, light fixtures, electric lines and cables, electric motors less than 50 horsepower, rig welding, rubber goods (such as seals and gaskets and hoses), centrifical pumps, impellers, gaskets and packing, mud, hydraulic, water and air valves, pipe fittings and connections, ram rubbers, annular rubbers, BOP seals, drilling line, wash pipe and packing, tongs, tong dies, slips, slip dies, elevators, nitrogen, air compressors, and brakes. In addition, Wes-Tex shall replace at its own expense any drill pipe or drill collars lost or damaged with drill pipe or drill collars of comparable quality.
Notwithstanding the foregoing, PDC shall be responsible for those items normally requiring machine shop or engine overhaul facilities, including raising line, hook springs, crown and block sleeves and bearings, swivel repair other than packing, SCR house items, dynamatic brake, drawworks' shafts, bearings and gears, pump bearings and gears, rotary table, repair cracked fluid end, electric motors 50 horsepower and higher, diesel engines, and generators, unless such items are caused by the negligence of Wes-Tex, in which case Wes-Tex shall be solely responsible for the cost of such items.

              7. Obligations Regarding Drilling Crew. PDC is providing the Drilling Crews to Wes-Tex hereunder on an independent contractor basis and all of the personnel assigned by PDC to Wes-Tex are employees of PDC only. PDC acknowledges that it is responsible for all





                                     EX G-2
matters related to the payment of federal, state, and local payroll taxes, workers' compensation insurance, salaries and any fringe benefits for its employees and shall indemnify and hold Wes-Tex harmless for any claim, liability, or expenses (including, without limitation, reasonable attorneys' fees) arising as a result of the failure of PDC to fulfill its duties set forth in the preceding sentence. PDC shall be solely responsible for assigning to each Drilling Rig the particular employees comprising the Drilling Crew for such Drilling Rig as long as the number of employees assigned to a Drilling Crew for a Drilling Rig equals the number of such employees used by Wes-Tex on such Drilling Rig at the time of execution of this Agreement.

              8. Indemnification. Wes-Tex shall indemnify and hold PDC harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees of PDC) relating to:
(a) any events occurring under the drilling contracts covering the wells on which Wes-Tex is conducting drilling operations at the time of the execution of this Agreement, except to the extent of obligations of Wes-Tex accruing and associated with wells on which Wes-Tex has not completed or commenced drilling operations at the time of execution of this Agreement and which constitute Assumed Drilling Contracts (as defined in the Asset Purchase Agreement); or (b) injuries or deaths to members of the Drilling Crew caused directly or indirectly by the negligence of Wes-Tex.

              9. Waiver of Subrogation. Each of PDC and Wes-Tex hereby waives on behalf of its insurers all rights of subrogation that its insurers might otherwise have to any claims hereunder of PDC against Wes-Tex (in the case of PDC) and Wes-Tex against PDC (in the case of Wes-Tex), provided, however, that such waiver shall be effective only if and to the extent that such waiver does not otherwise invalidate the applicable insurance policy and that such waiver shall not waive any rights of recovery that either PDC or Wes-Tex may have directly against the other hereunder to the extent that any loss, damage or expense giving rise to any such right of recovery has not been reimbursed by insurance.

              10. Reports. Wes-Tex hereby agrees to furnish PDC a daily report of the previous day's activities for each well on which a Drilling Rig is located. Wes-Tex also agrees to promptly notify PDC of any and all accidents and furnish copies of all reports and information obtained concerning such accidents.

              11. General Provisions. The following general provisions also shall apply to this Agreement:

              (a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):





                                     EX G-3

              (1)    if to PDC, to:

                            Patterson Drilling Company
                            4510 Lamesa Highway
                            P.O. Drawer 1416
                            Snyder, Texas   79550
                            Attention:     A. Glenn Patterson
                                           President and Chief Operating Officer

                     with copies to:

                            Thomas H. Maxfield, Esq.
                            Baker & Hostetler LLP
                            303 East 17th Avenue, Suite 1100
                            Denver, Colorado   80203-1264

              (2)    if to Wes-Tex, to:

                            Myrle Greathouse, Chairman of the Board
                            Wes-Tex Drilling Company
                            400 Pine Street
                            Abilene, Texas  79601

                     with copies to:

                            Charles Self, Esq.
                            Whitten & Young, P.C.
                            Attorneys at Law
                            P.O. Box 208
                            Abilene, Texas   79604


              (b) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated, and the words "hereof', "herein" and "hereunder" and similar terms refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

              (c) Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

              (d) Entire Agreement; No Third-Party Beneficiaries. This Agreement, including the documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than





                                     EX G-4
the parties any rights or remedies hereunder.

              (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

              (f) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

              (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

              (h) Enforcement of This Agreement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

              IN WITNESS WHEREOF, PDC and Wes-Tex have executed this Agreement as of the date first written above.



                                           PDC:

                                           PATTERSON DRILLING COMPANY


                                           By:
                                              ---------------------------------
                                                  A. Glenn Patterson
                                                  President and Chief Operating
                                                  Officer
Attest:


------------------------------
James C. Brown, Secretary
                                           WES-TEX:

                                           WES-TEX DRILLING COMPANY



                                           By:
                                              ---------------------------------
                                              Myrle Greathouse
                                              Chairman of the Board

Attest:



------------------------------
Helen Little,  Secretary





                                     EX G-5

                                    ANNEX 1
                                       TO
                     DRILLING RIG AND CREW LEASE AGREEMENT

DESCRIPTION OF DRILLING RIGS AND CURRENT WELLS PER SECTIONS 1 AND 2

                                                       Current Well On Which
 Rig No.             Drawworks Manufacturer            Drilling Rig Is Located
 -------             ----------------------            -----------------------
 Rig 1               National 50
 Rig 2               National 50
 Rig 3               National 50
 Rig 4               National 50
 Rig 5               National 50
 Rig 6               Bethlehem S-60
 Rig 7               Brewster N-4
 Rig 8               Bethlehem S-55
 Rig 9               National 50
 Rig 10              Brewster N-4
 Rig 11              Bethlehem S-55
 Rig 12              Brewster N-4
 Rig 14              Skytop Brewster N75A
 Rig 15              Brewster N-4
 Rig 16              Brewster N-4
 Rig 17              B D W 800
 Rig 18              National 50
 Rig 19              Brewster N-4
 Rig 20              National 50
 Rig 21              Skytop Brewster N75A
 Rig 22              Bethlehem S-55





                                     EX G-6